Exhibit 10.3

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Agreement”) is dated as of October 2, 2007 by and among ALPHATEC HOLDINGS, INC., a Delaware corporation, ALPHATEC SPINE, INC., a California corporation, NEXMED, INC., a California corporation, and any additional Borrower that may hereafter be added to this Agreement (each individually as a “Borrower” and collectively as “Borrowers”), MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, and as Administrative Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender.

RECITALS

Borrowers have requested that Lenders make available to Borrowers the financing facilities as described herein. Lenders are willing to extend such credit to Borrowers under the terms and conditions herein set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Administrative Agent agree as follows:

ARTICLE 1 - DEFINITIONS

Section 1.1 Certain Defined Terms.

The following terms have the following meanings:

“Account Debtor” means “account debtor”, as defined in Article 9 of the UCC, and any other obligor in respect of an Account.

“Accounts” means collectively (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any “account” (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any “health-care-insurance receivables” (as defined in the UCC), any “payment intangibles” (as defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, “general intangibles” (as defined in the UCC), Intellectual Property, rights, remedies, Guarantees, “supporting obligations” (as defined in the UCC), “letter-of-credit rights” (as defined in the UCC) and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under the Financing Documents in respect of the foregoing, (d) all information and data compiled or derived by any Borrower or to which any Borrower is entitled in respect of or related to the foregoing, and (e) all proceeds of any of the foregoing.

“Administrative Agent” means Merrill Lynch, in its capacity as administrative agent for the Lenders hereunder, as such capacity is established in, and subject to the provisions of, Article 11, and the successors of Merrill Lynch in such capacity.

“Affiliate” means with respect to any Person (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s (other than, with respect to any Lender, any Lender’s) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote five percent (5%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.

“Base Rate” means a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (a) the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in United States dollars for the period of one (1) month under the caption British Bankers Association LIBOR Rates as of 11:00 a.m. (London time) as adjusted on a daily basis and effective on the second full Business Day after each such day (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by (b) the sum of one minus the daily average during the preceding month of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for “Eurocurrency Liabilities” (as defined therein). If Bloomberg Professional Service (or another nationally-recognized rate reporting source acceptable to Administrative Agent) no longer reports the LIBOR or Administrative Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Administrative Agent in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Administrative Agent in the London Interbank Market, Administrative Agent may select a comparable replacement index or replacement page, as the case may be.

“Base Rate Margin” means 2.75% per annum with respect to the Revolving Loans and other Obligations.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Law.

“Borrower” and “Borrowers” mean the entity(ies) described in the first paragraph of this Agreement and each of their successors and permitted assigns.

“Borrower Representative” means Alphatec Spine, Inc., in its capacity as Borrower Representative pursuant to the provisions of Section 2.9, or any successor Borrower Representative selected by Borrowers and approved by Administrative Agent.

“Borrowing Base” means:

(a) the product of (i) eighty five percent (85%) multiplied by (ii) the aggregate net amount at such time of the Eligible Accounts; plus

(b) the product of (i) seventy five percent (75%) multiplied by (ii) the value of the Eligible Inventory (valued at the lower of first-in-first-out cost or market cost, and after factoring in all rebates, discounts and other incentives or rewards associated with the purchase of the applicable Inventory); minus

(c) the amount of any reserves and/or adjustments provided for in this Agreement;

provided, however, at no time shall the amount calculated pursuant to subsection (b) of this definition exceed an amount equal to the Inventory Sublimit.

“Borrowing Base Certificate” means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit C hereto.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

“Business Day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Chicago and New York City are authorized by law to close.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. § 9601 et seq., as the same may be amended from time to time.

“Change in Control” means any of the following, (a) the shareholders of the applicable Person approve (i) any consolidation or merger of the such Person (x) where the shareholders of such Person, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of the combined voting power of all the outstanding securities of such Person issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) or (y) where the members of the board of directors or similar governing board of such Person, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, constitute more than 50% of the board of directors of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the applicable Person or (iii) any plan or proposal for the liquidation or dissolution of the applicable Person; or (b) any “person”, as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the applicable Person, any employee benefit plan of applicable Person or any entity organized, appointed or established by applicable Person for or pursuant to the terms of such plan), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” or “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of such Person representing in the aggregate 50% or more of either (i) the then outstanding shares of the common stock or other ownership interests of such Person or (ii) the combined voting power of all then outstanding securities or other ownership interests of such Person having the right under ordinary circumstances to vote in an election of the board of directors or similar governing board of such Person (“Voting Securities”) (in either such case, other than as a result of acquisitions of such securities directly from such Person).

“Change in Ownership” means any of the following: (a) any change in the legal or beneficial ownership of the capital stock, partnership interests or membership interests, or in the capital structure, organizational documents or governing documents, of the applicable Person; (b) any pledge, assignment or hypothecation of or Lien or encumbrance on any of the legal or beneficial equity interests in the applicable Person; (c) any change in the legal or beneficial ownership or control of the outstanding voting equity interests of the applicable Person necessary at all times to elect a majority of the board of directors (or similar governing body) of each such Person and to direct the management policies and decisions of such Person; or (d) the applicable Person shall cease to, directly or indirectly, own and control one hundred percent (100%) of each class of the outstanding equity interests of each Subsidiary of such Person.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Administrative Agent, for the benefit of Administrative Agent and Lenders, pursuant to this Agreement and the Security Documents, including, without limitation, all of the property described in Schedule 9.1 hereto.

“Commitment Annex” means Annex A to this Agreement.

“Commitment Expiry Date” means three (3) years from the Closing Date.

“Compliance Certificate” means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit B hereto.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any Debt of another Person (a “Third Party Obligation”) if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) under any Swap Contract; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for any obligations of another Person pursuant to any Guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so Guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so Guaranteed or otherwise supported.

“Controlled Group” means all members of any group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Credit Exposure” means any period of time during which the Revolving Loan Commitment is outstanding or any Loan, Reimbursement Obligation or other Obligation remains unpaid or any Letter of Credit or Support Agreement remains outstanding; provided, however, that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim with respect thereto.

“Credit Party” means any Guarantor under a Guarantee of the Obligations or any part thereof, any Borrower and any other Person (other than Administrative Agent, a Lender or a participant of a Lender), whether now existing or hereafter acquired or formed, that becomes obligated as a borrower, guarantor, surety, indemnitor, pledgor, assignor or other obligor under any Financing Document; and “Credit Parties” means all such Persons, collectively.

“Debt” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business, (d) all capital leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (g) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (h) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (i) all Debt of others Guaranteed by such Person; (j) off-balance sheet liabilities and/or pension plan liabilities; (k) obligations arising under non-compete agreements; and (l) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business. Without duplication of any of the foregoing, Debt of Borrowers shall include any and all Loans and Letter of Credit Liabilities.

“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC), an investment account, or other account in which funds are held or invested for credit to or for the benefit of any Borrower.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to Administrative Agent, among Administrative Agent, any Borrower and each bank in which such Borrower maintains a Deposit Account, which agreement provides that (a) such bank shall comply with instructions originated by Administrative Agent directing disposition of the funds in such Deposit Account without further consent by the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

applicable Borrower, and (b) such bank shall agree that it shall have no Lien on, or right of setoff or recoupment against, such Deposit Account or the contents thereof, other than in respect of usual and customary service fees and returned items for which Administrative Agent has been given value, in each such case expressly consented to by Administrative Agent, and containing such other terms and conditions as Administrative Agent may require, including as to any such agreement pertaining to any Lockbox Account, providing that such bank shall wire, or otherwise transfer, in immediately available funds, on a daily basis to the Payment Account all funds received or deposited into such Lockbox or Lockbox Account.

“Dollars” or “$” means the lawful currency of the United States of America.

“EBITDA” has the meaning provided in the Compliance Certificate.

“Eligible Accounts” means, subject to the criteria below, an account receivable of a Borrower, which was generated in the Ordinary Course of Business, which was generated originally in the name of the Borrower and not acquired via assignment or otherwise, and which Administrative Agent, in its good faith credit judgment and discretion, deems to be an Eligible Account. The net amount of Eligible Accounts at any time shall be (a) the face amount of such Eligible Accounts as originally billed minus all cash collections and other proceeds of such Account received from or on behalf of the Account Debtor thereunder as of such date and any and all returns, rebates, discounts (which may, at Administrative Agent’s option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time, and (b) adjusted by applying percentages (known as “liquidity factors”) by payor and/or payor class based upon the applicable Borrower’s actual recent collection history for each such payor and/or payor class in a manner consistent with Administrative Agent’s underwriting practices and procedures. Such liquidity factors may be adjusted by Administrative Agent from time to time as warranted by Administrative Agent’s underwriting practices and procedures and using Administrative Agent’s good faith credit judgment. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

(a) the Account remains unpaid more than one hundred fifty (150) days past the invoice date (but in no event more than ninety (90) days after the applicable due date);

(b) the Account is subject to any defense, set-off, recoupment, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment of any kind (but only to the extent of such defense, set-off, recoupment, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment), or the applicable Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

(c) if the Account arises from the sale of goods, any part of any goods the sale of which has given rise to the Account has been returned, rejected, lost, or damaged (but only to the extent that such goods have been so returned, rejected, lost or damaged);

(d) if the Account arises from the sale of goods, the sale was not an absolute, bona fide sale, or the sale was made on consignment or on approval or on a sale-or-return or bill-and-hold or progress billing basis, or the sale was made subject to any other repurchase or return agreement, or the goods have not been shipped to the Account Debtor or its designee or the sale was not made in compliance with applicable Laws;

(e) if the Account arises from the performance of services, the services have not actually been performed or the services were undertaken in violation of any law or the Account represents a progress billing for which services have not been fully and completely rendered;

(f) the Account is subject to a Lien other than a Permitted Lien, or Administrative Agent does not have a Lien on such Account;

(g) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment, unless such Chattel Paper or Instrument has been delivered to Administrative Agent;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

(h) the Account Debtor is an Affiliate or Subsidiary of a Credit Party, or if the Account Debtor holds any Debt of a Credit Party;

(i) fifty percent (50%) or more of the aggregate unpaid Accounts from the Account Debtor obligated on the Account are not deemed Eligible Accounts under this Agreement for any reason;

(j) the total unpaid Accounts of the Account Debtor obligated on the Account exceed twenty percent (20%) of the net amount of all Eligible Accounts owing from all Account Debtors (but only the amount of the Accounts of such Account Debtor exceeding such 20% limitation shall be considered ineligible);

(k) any covenant, representation or warranty contained in the Financing Documents with respect to such Account has been breached in any respect;

(l) the Account is unbilled for greater that thirty (30) days after the applicable goods or services have been rendered or delivered or has not been invoiced to the Account Debtor in accordance with the procedures and requirements of the applicable Account Debtor;

(m) the Account is an obligation of an Account Debtor that is the federal (or local) government or a political subdivision thereof, unless Administrative Agent has agreed to the contrary in writing and Administrative Agent has received from the Account Debtor the acknowledgement of Administrative Agent’s notice of assignment of such obligation pursuant to this Agreement;

(n) the Account is an obligation of an Account Debtor that has suspended business, made a general assignment for the benefit of creditors, is unable to pay its debts as they become due or as to which a petition has been filed (voluntary or involuntary) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or the Account is an Account as to which any facts, events or occurrences exist which could reasonably be expected to impair the validity, enforceability or collectibility of such Account or reduce the amount payable or delay payment thereunder;

(o) the Account Debtor has its principal place of business or executive office outside the United States, unless the sale is supported by an irrevocable letter of credit or is subject to a guaranty or credit insurance, in each case acceptable to Administrative Agent in its sole discretion

(p) the Account is payable in a currency other than United States dollars;

(q) the Account Debtor is an individual (other than physicians, dentists and oral surgeons);

(r) the Borrower owning such Account has not signed and delivered to Administrative Agent notices, in the form requested by Administrative Agent, directing the Account Debtors to make payment to the applicable Lockbox Account;

(s) the Account includes late charges or finance charges (but only such portion of the Account shall be ineligible);

(t) the Account arises out of the sale of any Inventory upon which any other Person holds, claims or asserts a Lien; or

(u) the Account or Account Debtor fails to meet such other specifications and requirements which may from time to time be established by Administrative Agent in its good faith credit judgment and discretion.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

“Eligible Inventory” means Inventory owned by a Borrower and acquired and dispensed by such Borrower in the Ordinary Course of Business that Administrative Agent, in its good faith credit judgment and discretion, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

(a) such Inventory is not owned by a Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower’s performance with respect to that Inventory);

(b) such Inventory is placed on consignment or is in transit;

(c) such Inventory is covered by a negotiable document of title, unless such document has been delivered to Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of Administrative Agent;

(d) such Inventory is excess, obsolete, unsalable, shopworn, seconds, damaged, unfit for sale, unfit for further processing, is of substandard quality or is not of good and merchantable quality, free from any defects;

(e) such Inventory consists of marketing materials, display items or packing or shipping materials, manufacturing supplies or Work-In-Process;

(f) such Inventory is not subject to a first priority Lien in favor of Administrative Agent;

(g) such Inventory consists of goods that can be transported or sold only with licenses that are not readily available or of any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or similar term, by any environmental law or any Governmental Authority applicable to Borrowers or their business, operations or assets;

(h) such Inventory is not covered by casualty insurance reasonably acceptable to Administrative Agent;

(i) any covenant, representation or warranty contained in the Financing Documents with respect to such Inventory has been breached in any material respect;

(j) such Inventory is located (i) outside of the continental United States or (ii) on premises where the aggregate amount of all Inventory (valued at cost) of Borrowers located thereon is less than $10,000;

(k) such Inventory is located on premises with respect to which Administrative Agent has not received a landlord, warehouseman, bailee or mortgagee letter reasonably acceptable in form and substance to Administrative Agent;

(l) such Inventory consists of (A) discontinued items, (B) slow-moving or excess items held in inventory, or (C) used items held for resale;

(m) such Inventory does not consist of finished goods;

(n) such Inventory does not meet all standards imposed by any Governmental Authority, including with respect to its production, acquisition or importation (as the case may be);

(o) such Inventory has an expiration date within the next six (6) months;

(p) such Inventory consists of products for which Borrowers have a greater than twelve (12) month supply on hand;

(q) such Inventory is held for rental or lease by or on behalf of Borrowers;

(r) such Inventory is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third parties, which agreement restricts the ability of Administrative Agent or any Lender to sell or otherwise dispose of such Inventory and for which Administrative Agent has not received a licensor consent executed by the applicable licensor in form and substance satisfactory to Administrative Agent; or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

(s) such Inventory fails to meet such other reasonable specifications and requirements which may from time to time be established by Administrative Agent in its good faith credit judgment. Administrative Agent and Borrowers agree that Inventory shall be subject to periodic appraisal by Administrative Agent and that valuation of Inventory shall be subject to adjustment pursuant to the results of such appraisal. Notwithstanding the foregoing, the valuation of Inventory shall be subject to any legal limitations on sale and transfer of such Inventory.

“Eligible Swap Counterparty” means Administrative Agent, any Affiliate of Administrative Agent, any Lender and/or any Affiliate of any Lender, that (a) at any time it occupies such role or capacity enters into a Swap Contract with any Borrower, and (b) in the case of a Lender or an Affiliate of a Lender other than Administrative Agent, is expressly identified by Administrative Agent as maintaining a reporting system acceptable to Administrative Agent with respect to Swap Contract exposure and agrees with Administrative Agent to provide regular reporting to Administrative Agent, in form and content reasonably satisfactory to Administrative Agent, with respect to such exposure.

“Environmental Laws” any and all Laws relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Residential Lead-Based Paint Hazard Reduction Act (42 U.S.C. § 4851 et seq.), any analogous state or local laws, any amendments thereto, and the regulations promulgated pursuant to said laws, together with all amendments from time to time to any of the foregoing and judicial interpretations thereof.

“Environmental Liens” means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any Borrower or any other Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which any Borrower maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which any Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Event of Default” has the meaning set forth in Section 10.1.

“Excluded Collateral” means any Borrower’s equipment now or hereafter subject to purchase money security interests, capital lease financings or other financing described in subsection (c) of the definition of Permitted Indebtedness, each to the extent permitted hereunder; provided, however, that, upon the termination or lapse of any lease, agreement or contract, such Borrower shall, automatically and without the necessity of any further action on the part of such Borrower or any other Person, be deemed to have granted to Administrative Agent a security interest in and Lien upon all of such Borrower’s right, title and interest in and to any such equipment and the same shall constitute Collateral hereunder.

“Financing Documents” means this Agreement, any Notes, the Security Documents, any fee letter among Merrill Lynch and any of the Borrowers relating to the transactions contemplated hereby, any subordination or intercreditor agreement pursuant to which any Debt and/or any Liens securing such Debt is subordinated to all or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

any portion of the Obligations and all other documents, instruments and agreements related to the Obligations and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Fixed Charge Coverage Ratio” has the meaning provided in the Compliance Certificate.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

“General Intangible” means any “general intangible” as defined in Article 9 of the UCC, and any personal property, including things in action, other than accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas or other minerals before extraction, but including payment intangibles and software.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Credit Party that has executed or delivered, or shall in the future execute or deliver, any Guarantee of any portion of the Obligations.

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Project is prohibited by any Environmental Laws; toxic mold, any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including: (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (c) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls (“PCB’s”), flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Indemnitees” has the meaning set forth in Section 12.17.

“Instrument” means “instrument”, as defined in Article 9 of the UCC.

“Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefore, whether registered or not, and the goodwill of the business of such Person connection with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

“Inventory” means “inventory” as defined in Article 9 of the UCC.

“Inventory Sublimit” means an amount equal to sixty five percent (65%) of the Revolving Loan Limit.

“Investment” means any investment in any Person, whether by means of acquiring (whether for cash, property, services, securities or otherwise) or holding securities, capital contributions, loans, time deposits, advances, Guarantees or otherwise. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.

“IP Proceeds” has the meaning set forth in Schedule 9.1.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance. “Laws” include, without limitation, Environmental Laws.

“LC Issuer” means one or more banks, trust companies or other Persons in each case expressly identified by Administrative Agent from time to time, in its sole discretion, as an LC Issuer for purposes of issuing one or more Letters of Credit hereunder. Without limitation of Administrative Agent’s discretion to identify any Person as an LC Issuer, no Person shall be designated as an LC Issuer unless such Person maintains reporting systems acceptable to Administrative Agent with respect to letter of credit exposure and agrees to provide regular reporting to Administrative Agent satisfactory to it with respect to such exposure.

“Lender” means each of (a) Merrill Lynch, in its capacity as a lender hereunder, (b) each other Person party hereto in its capacity as a lender hereunder, (c) each other Person that becomes a party hereto as Lender pursuant to Section 12.6, and (d) the respective successors of all of the foregoing, and “Lenders” means all of the foregoing. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Security Documents, the term “Lender” shall include Eligible Swap Counterparties.

“Lender Letter of Credit” means a Letter of Credit issued by an LC Issuer that is also, at the time of issuance of such Letter of Credit, a Lender.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

“Letter of Credit” means a standby letter of credit issued for the account of any Borrower by an LC Issuer which expires by its terms within one year after the date of issuance and in any event at least thirty (30) days prior to the Commitment Expiry Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiry date for one or more successive one (1) year periods provided that the LC Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the Commitment Expiry Date.

“Letter of Credit Liabilities” means, at any time of calculation, denominated in Dollars and if a Letter of Credit is issued in a currency other than Dollars, calculated in Dollars at the then current exchange rate, the sum of (a) without duplication, the amount then available for drawing under all outstanding Lender Letters of Credit and all Supported Letters of Credit, in each case without regard to whether any conditions to drawing thereunder can then be met, plus (b) without duplication, the aggregate unpaid amount of all reimbursement obligations in respect of previous drawings made under all such Lender Letters of Credit and Supported Letters of Credit.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, any Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Litigation” means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.

“Loan Account” has the meaning set forth in Section 2.5(b).

“Loans” means the Revolving Loans.

“Lockbox” has the meaning set forth in Section 2.9.

“Lockbox Account” means an account or accounts maintained at the Lockbox Bank into which collections of Accounts are paid.

“Lockbox Bank” has the meaning set forth in Section 2.9.

“Material Adverse Effect” means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, (a) a material adverse change in, or a material adverse effect upon, any of (i) the condition (financial or otherwise), operations, business or properties of any of the Credit Parties, (ii) the rights and remedies of Administrative Agent or Lenders under any Financing Document, or the ability of any Credit Party to perform any of its obligations under any Financing Document to which it is a party, (iii) the legality, validity or enforceability of any Financing Document, (iv) the existence, perfection or priority of any security interest granted in any Financing Document, or (v) the value of any material Collateral; or (b) an impairment to the likelihood that Eligible Accounts in general will be collected and paid in the normal course of a Borrower’s business and upon the same schedule and with the same frequency as such Borrower’s recent collections history.

“Material Contracts” has the meaning set forth in Section 3.17.

“Maximum Lawful Rate” has the meaning set forth in Section 2.7.

“Merrill Lynch” means Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and its successors.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

“Minimum Liquidity” means the sum of Revolving Loan Availability plus cash, cash equivalents and marketable securities which are (a) owned by Borrower, (b) not subject to any Lien other than a Lien in favor of Administrative Agent, (c) not pledged to or held by Administrative Agent to secure a specified Obligation, and (d) not pledged to or held by Administrative Agent as an escrow or reserve required under this Agreement.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Borrower or any other member of the Controlled Group (or any Person who in the last five years was a member of the Controlled Group) is making or accruing an obligation to make contributions or has within the preceding five plan years (as determined on the applicable date of determination) made contributions.

“Non-Funding Lender” means a Lender that has delivered a notice to the Administrative Agent stating that such Lender shall cease making Revolving Loans due to the non-satisfaction of one or more conditions set forth in Article 7, and specifying any such non-satisfied conditions; provided, however, that any Lender delivering any such notice shall be a Non-Funding Lender solely over the period commencing on the Business Day following receipt by Administrative Agent of such notice, and terminating on such date that such Lender has either revoked the effectiveness of such notice or acknowledged to Administrative Agent the satisfaction of the condition specified in such notice.

“Notes” means the Revolving Loan Notes.

“Notice of Borrowing” means a notice of a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit D hereto.

“Notice of LC Credit Event” means a notice from a Responsible Officer of Borrower Representative to Administrative Agent with respect to any issuance, increase or extension of a Letter of Credit specifying: (a) the date of issuance or increase of a Letter of Credit; (b) the identity of the LC Issuer with respect to such Letter of Credit, (c) the expiry date of such Letter of Credit; (d) the proposed terms of such Letter of Credit, including the face amount; and (e) the transactions that are to be supported or financed with such Letter of Credit or increase thereof.

“Obligations” means all obligations, liabilities and indebtedness (monetary (including post-petition interest, whether or not allowed) or otherwise) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. In addition to, but without duplication of, the foregoing, the Obligations shall include, without limitation, all obligations, liabilities and indebtedness arising from or in connection with (a) all Support Agreements, (b) all Lender Letters of Credit, and (c) all Swap Contracts entered into with any Eligible Swap Counterparty.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with past practices.

“Orderly Liquidation Value” means the net amount (after all costs of sale), expressed in terms of money, which Administrative Agent, in its good faith discretion, estimates can be realized from a sale, as of a specific date, given a reasonable period to find a purchaser(s), with the seller being compelled to sell on an as-is/where-is basis.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability or members agreement).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

“Payment Account” means the account specified on the signature pages hereof into which all payments by or on behalf of each Borrower to Administrative Agent under the Financing Documents shall be made, or such other account as Administrative Agent shall from time to time specify by notice to Borrower Representative.

“Payment Notification” means a written notification substantially in the form of Exhibit E hereto.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA.

“Permits” shall have the meaning set forth in the Regulatory Rider.

“Permitted Affiliate” means with respect to any Person (a) any Person that directly or indirectly controls such Person, and (b) any Person which is controlled by or is under common control with such controlling Person. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote eighty percent (80%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Permitted Contest” means, with respect to any tax obligation or other obligation allegedly or potentially owing from any Borrower to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the applicable Borrower(s); provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) Borrowers’ title to, and its right to use, the Collateral is not adversely affected thereby and Administrative Agent’s Lien and priority on the Collateral are not adversely affected, altered or impaired thereby; (c) Borrowers have given prior written notice to Administrative Agent of Borrowers’ intent to so contest the obligation; (d) the Collateral or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrowers; (e) Borrowers have given Administrative Agent notice of the commencement of such contest and upon request by Administrative Agent, from time to time, notice of the status of such contest by Borrowers and/or confirmation of the continuing satisfaction of this definition; and (f) upon a final determination of such contest, Borrowers shall promptly comply with the requirements thereof.

“Permitted Contingent Obligations” means : (a) Contingent Obligations arising in respect of the Debt under the Financing Documents and Letter of Credit Liabilities; (b) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (c) Contingent Obligations arising under or with respect to any Permitted Contest or Permitted Liens; (d) Contingent Obligations outstanding on the date of this Agreement and set forth on Schedule 5.1; (e) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, security deposits, performance bonds and other similar obligations not to exceed $250,000 in the aggregate at any time outstanding; (f) Contingent Obligations arising under indemnity agreements with title insurers to cause such title insurers to issue to Administrative Agent mortgagee title insurance policies; (g) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 5.6; (h) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by Borrower or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; and (i) other Contingent Obligations not permitted by clauses (a) through (h) above, not to exceed $250,000 in the aggregate at any time outstanding.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

“Permitted Indebtedness” means: (a) Borrower’s Debt to Administrative Agent and each Lender under this Agreement and the other Financing Documents; (b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (c) purchase money Debt not to exceed $3,500,000 at any time (whether in the form of a loan or a lease) used solely to acquire, or reimburse Borrower for the acquisition of, equipment used in the Ordinary Course of Business and secured only by such equipment; (d) Debt existing on the date of this Agreement and described on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to such Debt other than extensions of the maturity thereof without any other change in terms); (e) Debt, if any, arising under Swap Contracts; (f) Debt constituting financed insurance premiums; and (g) trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business.

“Permitted Investments” means: (a) Investments shown on Schedule 5.7 and existing on the Closing Date; (b) (i) cash equivalents, and (ii) any similar short term Investments permitted by Borrowers’ investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Administrative Agent; (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business; (d) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrowers or their Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrowers’ Board of Directors (or other governing body), but the aggregate of all such loans outstanding may not exceed $500,000 at any time; (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; (f) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this subpart (f) shall not apply to Investments of Borrowers in any Subsidiary; (g) Investments consisting of deposit accounts in which Administrative Agent has received a Deposit Account Control Agreement; (h) Investments consisting of the acquisition of all or substantially all of the assets or capital stock of another Person provided that, after giving effect to such acquisition, no Event of Default has occurred and is continuing or would exist after giving effect to such acquisition, and such acquisition would not result in a decrease of more than ten percent (10%) of the Tangible Net Worth of the Borrowers; (i) Investments by any Borrower in any other Borrower made in compliance with Section 4.9(c); and (j) other Investments in an amount not exceeding $50,000 in the aggregate.

“Permitted Liens” means: (a) deposits or pledges of cash to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance (but excluding Liens arising under ERISA) pertaining to a Borrower’s employees, if any; (b) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (c) carrier’s, warehousemen’s, mechanic’s, workmen’s, materialmen’s or other like Liens on Collateral, other than Accounts, Inventory and Intellectual Property, arising in the Ordinary Course of Business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest; (d) Liens on Collateral, other than Accounts, Inventory and Intellectual Property, for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest; (e) attachments, appeal bonds, judgments and other similar Liens on Collateral other than Accounts, Inventory and Intellectual Property, for sums not exceeding $100,000 in the aggregate arising in connection with court proceedings; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest; (f) with respect to real estate, easements, rights of way, restrictions, minor defects or irregularities of title, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Security Documents, materially affect the value or marketability of the Collateral, impair the use or operation of the Collateral for the use currently being made thereof or impair Borrowers’ ability to pay the Obligations in a timely manner or impair the use of the Collateral or the ordinary conduct of the business of any Borrower or any Subsidiary and which, in the case of any real estate which is part of the Collateral, are set forth as exceptions to or subordinate matters in the title insurance policy accepted by Administrative Agent insuring the lien of the Security Documents; (g) Liens and encumbrances in favor of Administrative Agent under the Financing Documents; (h) Liens on Collateral other than Accounts, Inventory and Intellectual Property existing on the date hereof and set forth on Schedule 5.2 and (i) any Lien on any equipment securing Debt permitted under subpart (c) of the definition of Permitted Indebtedness provided, however, that such Lien attaches concurrently with or within twenty (20) days after the acquisition thereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

“Permitted Modifications” means (a) such amendments or other modifications to a Borrower’s Organizational Documents as are required under this Agreement or by applicable Law and fully disclosed to Administrative Agent within thirty (30) days after such amendments or modifications have become effective, (b) such amendments or modifications to a Borrower’s Organizational Documents (other than those involving a change in the name of a Borrower or involving a reorganization of the Borrower under the laws of a different jurisdiction) that would not adversely affect the rights and interests of the Administrative Agent or Lenders and fully disclosed to Administrative Agent within thirty (30) days after such amendments or modifications have become effective and (c) changes permitted by Section 9.2(d) hereof.

“Permitted Transfers” means the collective reference to one or more transfers, via a sale and not by pledge or hypothecation, which, in the aggregate during the term of this Agreement, result in a transfer of legal or beneficial ownership or control of up to 20% of the direct or indirect ownership or voting interests in the Borrowers or any Guarantor to a Person, (a) purchasing such ownership interest in a public offering registered with the SEC or (b) other than a Blocked Person, that is (i) a venture capital investor so long as Borrowers have given Administrative Agent at least fifteen (15) days prior written notice of the identity of the assignees, together with such information as Administrative Agent shall deem necessary to confirm that such assignee is not a Blocked Person or (ii) at the time of such transfer, already a holder of direct or indirect ownership or voting interests in the Borrowers. Notwithstanding the limitations set forth in the foregoing sentence (a) any holder of direct or indirect ownership or voting interests in the Borrowers which is a partnership may transfer such holder’s rights to such holder’s constituent partners, retired partners (including spouses, ancestors, lineal descendants and siblings of such partners or spouses who acquire such interests by gift, will or intestate succession) or their respective Affiliates, (b) any holder of direct or indirect ownership or voting interests in the Borrowers which is a limited liability company may transfer such holder’s right to such holder’s members, (c) any holder of direct or indirect ownership or voting interests in the Borrowers which is a natural person may transfer such holder’s rights to any immediate family member or to any trust created for the benefit of such holder or his or her immediate family members, and (d) any holder of direct or indirect ownership or voting interests in the Borrowers may transfer such holder’s rights to a Permitted Affiliate of such holder (provided that no transfer of any given interest pursuant to this subpart may be made more often than once per twelve (12) month period), subject in each case to such transferee’s agreeing in writing to be bound by the rights and restrictions of this Agreement; and any such transfer described in the foregoing clauses (a) through (d) shall be deemed a “Permitted Transfer” and shall not count toward the twenty percent (20%) limitation described above.

“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Pro Rata Share” means (a) with respect to a Lender’s obligation to make Revolving Loans, such Lender’s right to receive payments of principal and interest with respect thereto, such Lender’s right to receive the unused line fee described in Section 2.2(b), and such Lender’s obligation to share in Letter of Credit Liabilities and to receive the related Letter of Credit fee described in Section 2.5(b), the Revolving Loan Commitment Percentage of such Lender, and (b) for all other purposes with respect to any Lender, the percentage obtained by dividing (i) the sum of the Revolving Loan Commitment Amount of such Lender (or, in the event the Revolving Loan Commitment shall have been terminated, such Lender’s then existing Revolving Loan Outstandings), by (ii) the sum of the Revolving Loan Commitment (or, in the event the Revolving Loan Commitment shall have been terminated, the then existing Revolving Loan Outstandings) of all Lenders.

“Regulatory Rider” means the Regulatory Rider dated the date hereof among Borrowers, Administrative Agent and Lenders, as amended, supplemented, restated or otherwise modified from time to time.

“Reimbursement Obligations” means, at any date, the obligations of each Borrower then outstanding to reimburse (a) Administrative Agent for payments made by Administrative Agent under a Support Agreement, and/or (b) any LC Issuer, for payments made by such LC Issuer under a Lender Letter of Credit.

“Required Lenders” means at any time Lenders holding (a) sixty-six and two thirds percent (66 2/3%) or more of the Revolving Loan Commitment, or (b) if the Revolving Loan Commitment has been terminated, sixty-six and two thirds percent (66 2/3%) or more of the sum of (x) the then aggregate outstanding principal balance of the Loans plus (y) the then aggregate amount of Letter of Credit Liabilities.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

“Responsible Officer” means any of the Chief Executive Officer, Chief Financial Officer or, solely with respect to a Borrowing Base Certificate and Notice of Borrowing, Controller of the applicable Borrower.

“Restricted Distribution” means as to any Person (a) any dividend or other distribution (whether in cash, securities or other property) on any equity interest in such Person (except those payable solely in its equity interests of the same class), (b) any payment on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any equity interests in such Person or any claim respecting the purchase or sale of any equity interest in such Person or (ii) any option, warrant or other right to acquire any equity interests in such Person, (c) any management fees, salaries or other fees or compensation to any Person holding an equity interest in a Borrower or a Subsidiary of a Borrower (other than (A) payments of salaries and other employee benefits to individuals, (B) directors fees, (C) the issuance of stock options or restricted stock to employees and board members, and (D) advances and reimbursements to employees or directors, all in the Ordinary Course of Business and consistent with past practices), an Affiliate of a Borrower or an Affiliate of any Subsidiary of a Borrower, (d) any lease or rental payments to an Affiliate or Subsidiary of a Borrower, or (e) repayments of or debt service on loans or other indebtedness held by any Person holding an equity interest in a Borrower or a Subsidiary of a Borrower, an Affiliate of a Borrower or an Affiliate of any Subsidiary of a Borrower.

“Revolving Lender” means each Lender having a Revolving Loan Commitment Amount in excess of zero (or, in the event the Revolving Loan Commitment shall have been terminated at any time, each Lender at such time having Revolving Loan Outstandings in excess of zero).

“Revolving Loan Availability” means, at any time, the Revolving Loan Limit less the Revolving Loan Outstandings.

“Revolving Loan Borrowing” means a borrowing of a Revolving Loan.

“Revolving Loan Commitment” means the sum of each Lender’s Revolving Loan Commitment Amount.

“Revolving Loan Commitment Amount” means, as to any Lender, the dollar amount set forth opposite such Lender’s name on the Commitment Annex under the column “Revolving Loan Commitment Amount” (if such Lender’s name is not so set forth thereon, then the dollar amount on the Commitment Annex for the Revolving Loan Commitment Amount for such Lender shall be deemed to be zero), as such amount may be adjusted from time to time by any amounts assigned (with respect to such Lender’s portion of Revolving Loans outstanding and its commitment to make Revolving Loans) pursuant to the terms of any and all effective assignment agreements to which such Lender is a party.

“Revolving Loan Commitment Percentage” means, as to any Lender, (a) on the Closing Date, the percentage set forth opposite such Lender’s name on the Commitment Annex under the column “Revolving Loan Commitment Percentage” (if such Lender’s name is not so set forth thereon, then, on the Closing Date, such percentage for such Lender shall be deemed to be zero), and (b) on any date following the Closing Date, the percentage equal to the Revolving Loan Commitment Amount of such Lender on such date divided by the Revolving Loan Commitment on such date.

“Revolving Loan Limit” means, at any time, the lesser of (a) the Revolving Loan Commitment and (b) the Borrowing Base.

“Revolving Loan Note” has the meaning set forth in Section 2.3.

“Revolving Loan Outstandings” means at any time of calculation the sum of the then existing aggregate outstanding principal amount of Revolving Loans and 105% of the then existing Letter of Credit Liabilities.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

“Revolving Loans” means any Note (as defined in Section 2.3) evidencing any portion of the Revolving Loan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Account” means a “securities account” (as defined in Article 9 of the UCC), an investment account, or other account in which investment property or securities are held or invested for credit to or for the benefit of any Borrower.

“Security Document” means this Agreement and any other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (a) Guarantees payment or performance of all or any portion of the Obligations, and/or (b) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Administrative Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Solvent” means, with respect to any Person, that such Person (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including Contingent Obligations), and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; and (b) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such capital stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Support Agreement” has the meaning set forth in Section 2.5(a).

“Supported Letter of Credit” means a Letter of Credit issued by an LC Issuer in reliance on one or more Support Agreements.

“Swap Contract” means any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, that is obtained by Borrower to provide protection against fluctuations in interest or currency exchange rates, but only to the extent Administrative Agent provides its prior written consent to the entry into such “swap agreement”.

“Tangible Net Worth” means, on any date, the consolidated total assets of Borrowers and their Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trademarks and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

“Taxes” has the meaning set forth in Section 2.7.

“Termination Date” means the earlier to occur of (a) the Commitment Expiry Date, or (b) any date on which Administrative Agent accelerates the maturity of the Loans pursuant to Section 10.2.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

“Total Liabilities” means, on any day, obligations that should, under GAAP, be classified as liabilities on Borrowers’ consolidated balance sheet, including all Debt.

“UCC” means the Uniform Commercial Code of the State of Illinois or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“United States” means the United States of America.

“Work-In-Process” means Inventory that is not a product that is finished and approved by a Borrower in accordance with applicable Laws and such Borrower’s normal business practices for release and delivery to customers.

Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including, without limitation, determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of each Borrower and its consolidated subsidiaries delivered to Administrative Agent and each of the Lenders on or prior to the Closing Date. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Financing Document, and either Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, however, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. All amounts used for purposes of financial calculations required to be made herein shall be without duplication.

Section 1.3 Other Definitional Provisions. References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. As used in this Agreement, the meaning of the term “material” or the phrase “in all material respects” is intended to refer to an act, omission, violation or condition which reflects or could reasonably be expected to result in a Material Adverse Effect. References to capitalized terms that are not defined herein, but are defined in the UCC, shall have the meanings given them in the UCC.

Section 1.4 Funding and Settlement Currency. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds.

Section 1.5 Riders. All Riders attached hereto, including, without limitation, the Regulatory Rider, are hereby incorporated herein by this reference and made a part hereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

ARTICLE 2 - LOANS AND LETTERS OF CREDIT

Section 2.1 Revolving Loans.

(a) Revolving Loans and Borrowings. On the terms and subject to the conditions set forth herein, each Lender severally agrees to make Loans to Borrowers from time to time as set forth herein (each a “Revolving Loan”, and collectively, “Revolving Loans”) equal to such Lender’s Revolving Loan Commitment Percentage of Revolving Loans requested by Borrower hereunder, provided, however, that after giving effect thereto, the Revolving Loan Outstandings shall not exceed the Revolving Loan Limit. Borrowers shall deliver to Administrative Agent a Notice of Borrowing with respect to each proposed Revolving Loan Borrowing, such Notice of Borrowing to be delivered no later than 10:00 a.m. (Chicago time) on the Business Day of such proposed borrowing. Each Borrower and each Revolving Lender hereby authorizes Administrative Agent to make Revolving Loans on behalf of Revolving Lenders, at any time in its sole discretion, (A) as provided in Section 2.5(c), with respect to obligations arising under Support Agreements and/or Lender Letters of Credit, and (B) to pay principal owing in respect of the Loans and interest, fees, expenses and other charges of any Credit Party from time to time arising under this Agreement or any other Financing Document. The Borrowing Base shall be determined by Administrative Agent based on the most recent Borrowing Base Certificate delivered to Administrative Agent in accordance with this Agreement and such other information as may be available to Administrative Agent. Without limiting any other rights and remedies of Administrative Agent hereunder or under the other Financing Documents, the Revolving Loans shall be subject to Administrative Agent’s continuing right to withhold from the Borrowing Base reserves, and to increase and decrease such reserves from time to time, if and to the extent that in Administrative Agent’s good faith credit judgment and discretion, such reserves are necessary.

(b) Mandatory Revolving Loan Repayments and Prepayments.

(i) The Revolving Loan Commitment shall terminate on the Termination Date. On such Termination Date, there shall become due, and Borrowers shall pay, the entire outstanding principal amount of each Revolving Loan, together with accrued and unpaid interest thereon to, but excluding, the Termination Date.

(ii) If at any time the Revolving Loan Outstandings exceed the Revolving Loan Limit, then, on the next succeeding Business Day, Borrowers shall repay the Revolving Loans or cash collateralize Letter of Credit Liabilities in the manner specified in Section 2.5(e) or cancel outstanding Letters of Credit, or any combination of the foregoing, in an aggregate amount equal to such excess.

(iii) Principal payable on account of Revolving Loans shall be payable by Borrowers to Administrative Agent (A) immediately upon the receipt by any Borrower or Administrative Agent of any payments on or proceeds from any of the Accounts, to the extent of such payments or proceeds, as further described in Section 2.9 below, and (B) in full on the Termination Date.

(c) Optional Prepayments. Borrowers may from time to time prepay the Revolving Loans in whole or in part; provided, however, that any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $25,000.

Section 2.2 Interest, Interest Calculations and Certain Fees.

(a) Interest. From and following the Closing Date, the Loans and the other Obligations shall bear interest at the sum of the Base Rate plus the applicable Base Rate Margin. Interest on the Loans shall be paid in arrears on the first (1st) day of each month and on the maturity of such Loans, whether by acceleration or otherwise. For purposes of calculating interest, all funds transferred from the Payment Account for application to any Revolving Loans shall be subject to a two (2) Business Day clearance period.

(b) Unused Line Fee. From and following the Closing Date, Borrowers shall pay Administrative Agent, for the benefit of all Lenders committed to make Revolving Loans, in accordance with their respective Pro Rata Shares, a fee in an amount equal to (i) (A) the Revolving Loan Commitment minus (B) the average daily balance of the sum of the Revolving Loan Outstandings during the preceding month, multiplied by (ii) 0.504% per annum. Such fee is to be paid monthly in arrears on the first day of each month.

(c) Collateral Fee. From and following the Closing Date, Borrowers shall pay Administrative Agent, for its own account and not for the benefit of any other Lenders, a fee in an amount equal to $2,000. Such fee is to be paid monthly in arrears on the first day of each month.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

(d) Commitment Fee. Contemporaneous with Borrowers’ execution of this Agreement, Borrowers shall pay Administrative Agent, for the benefit of all Lenders committed to make Revolving Loans on the Closing Date, in accordance with their respective Pro Rata Shares, a fee in an amount equal to (i) the Revolving Loan Commitment, multiplied by (ii) one percent (1.0%). All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.

(e) Deferred Revolving Loan Commitment Fee. If Lenders’ funding obligations in respect of the Revolving Loan Commitment under this Agreement terminate for any reason (whether by voluntary termination by Borrowers, by reason of the occurrence of an Event of Default or otherwise) prior to the Commitment Expiry Date, Borrowers shall pay to Administrative Agent, for the benefit of all Lenders committed to make Revolving Loans on the Closing Date, a fee as compensation for the costs of such Lenders being prepared to make funds available to Borrowers under this Agreement, equal to an amount determined by multiplying the Revolving Loan Commitment by the following applicable percentage amount: three percent (3.0%) for the first year following the Closing Date, two percent (2.0%) for the second year following the Closing Date, and one percent (1.0%) thereafter. All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.

(f) RESERVED

(g) RESERVED

(h) Audit Fees. Borrowers shall pay to Administrative Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits of Borrowers’ books and records, audits, valuations or appraisals of the Collateral, audits of Borrowers’ compliance with applicable Laws and such other matters as Administrative Agent shall deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Administrative Agent of a written request for payment thereof to Borrowers; provided, that so long as no Event of Default or Default has occurred, Borrowers shall be liable for such fees and expenses for no more than two (2) such audits in any given calendar year in an amount not to exceed $40,000 per calendar year.

(i) Wire Fees. Borrowers shall pay to Administrative Agent, for its own account and not for the account of any other Lenders, on written demand, any and all fees, costs or expenses which Administrative Agent pays to a bank or other similar institution (including, without limitation, any fees paid by Administrative Agent to any other Lender) arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Administrative Agent, of proceeds of the Loans made by any Lender to Borrowers pursuant to this Agreement, and (ii) the depositing for collection, by Administrative Agent, of any check or item of payment received or delivered to Administrative Agent on account of Obligations.

(j) Late Charges. If payments of principal (other than a final installment of principal upon the Termination Date), interest due on the Obligations, or any other amounts due hereunder or under the other Financing Documents are not timely made and remain overdue for a period of five (5) days, Borrowers, without notice or demand by Administrative Agent, promptly shall pay to Administrative Agent, for its own account and not for the benefit of any other Lenders, as additional compensation to Administrative Agent in administering the Obligations, an amount equal to five percent (5.0%) of each delinquent payment.

(k) Computation of Interest and Related Fees. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of a Loan shall be included in the calculation of interest. The date of payment of a Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) day’s interest shall be charged.

(l) Automated Clearing House Payments. If Administrative Agent so elects, monthly payments of interest shall be paid to Administrative Agent by Automated Clearing House debit of immediately available funds from the financial institution account designated by Borrower Representative in the Automated Clearing House debit authorization executed by Borrowers or Borrower Representative in connection with this Agreement, and shall be effective upon receipt. Borrowers shall execute any and all forms and documentation necessary from time to time to effectuate such automatic debiting. In no event shall any such payments be refunded to Borrowers.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Section 2.3 Notes. The portion of the Loans made by each Lender shall be evidenced, if so requested by such Lender, by one or more promissory notes executed by Borrowers on a joint and several basis (each, a “Note”) in an original principal amount equal to such Lender’s Pro Rata Share of the Revolving Loan Commitment.

Section 2.4 RESERVED

Section 2.5 Letters of Credit and Letter of Credit Fees.

(a) Letter of Credit. On the terms and subject to the conditions set forth herein, the Revolving Loan Commitment may be used by Borrowers, in addition to the making of Revolving Loans hereunder, for the issuance, prior to the Termination Date, by (i) Administrative Agent, of letters of credit, Guarantees or other agreements or arrangements (each, a “Support Agreement”) to induce an LC Issuer to issue or increase the amount of, or extend the expiry date of, one or more Letters of Credit and (ii) a Lender, identified by Administrative Agent, as an LC Issuer, of one or more Lender Letters of Credit, so long as, in each case:

(i) Administrative Agent shall have received a Notice of LC Credit Event at least five (5) Business Days before the relevant date of issuance, increase or extension; and

(ii) after giving effect to such issuance, increase or extension, (A) the aggregate Letter of Credit Liabilities under all Letters of Credit do not exceed $3,000,000, and (B) the Revolving Loan Outstandings do not exceed the Revolving Loan Limit.

Nothing in this Agreement shall be construed to obligate any Lender to issue, increase the amount of or extend the expiry date of any letter of credit, which act or acts, if any, shall be subject to agreements to be entered into from time to time between Borrowers and such Lender. Each Lender that is an LC Issuer hereby agrees to give Administrative Agent prompt written notice of each issuance of a Lender Letter of Credit by such Lender and each payment made by such Lender in respect of Lender Letters of Credit issued by such Lender.

(b) Letter of Credit Fee. Borrowers shall pay to Administrative Agent, for the benefit of the Revolving Lenders in accordance with their respective Pro Rata Shares, a letter of credit fee with respect to the Letter of Credit Liabilities for each Letter of Credit, computed for each day from the date of issuance of such Letter of Credit to the date that is the last day a drawing is available under such Letter of Credit, at a rate per annum equal to the Base Rate Margin then applicable to Revolving Loans. Such fee shall be payable in arrears on the last day of each calendar month prior to the Termination Date and on such date. In addition, Borrowers agree to pay promptly to the LC Issuer any fronting or other fees that it may charge in connection with any Letter of Credit.

(c) Reimbursement Obligations of Borrowers. If either (i) Administrative Agent shall make a payment to an LC Issuer pursuant to a Support Agreement, or (ii) any Lender shall honor any draw request under, and make payment in respect of, a Lender Letter of Credit, (A) the applicable Borrower shall reimburse Administrative Agent or such Lender, as applicable, for the amount of such payment by the end of the day on which Administrative Agent or such Lender shall make such payment and (B) Borrowers shall be deemed to have immediately requested that Revolving Lenders make a Revolving Loan, in a principal amount equal to the amount of such payment (but solely to the extent such Borrower shall have failed to directly reimburse Administrative Agent or, with respect to Lender Letters of Credit, the applicable LC Issuer, for the amount of such payment). Administrative Agent shall promptly notify Revolving Lenders of any such deemed request and each Revolving Lender (other than any such Revolving Lender that was a Non-Funding Lender at the time the applicable Supported Letter of Credit or Lender Letter of Credit was issued) hereby agrees to make available to Administrative Agent not later than noon (Chicago time) on the Business Day following such notification from Administrative Agent such Revolving Lender’s Pro Rata Share of such Revolving Loan. Each Revolving Lender (other than any applicable Non-Funding Lender specified above) hereby absolutely and unconditionally agrees to fund such Revolving Lender’s Pro Rata Share of the Loan described in the immediately preceding sentence, unaffected by any circumstance whatsoever, including, without limitation, (x) the occurrence and continuance of a Default or Event of Default, (y) the fact that, whether before or after giving effect to the making of any such Revolving Loan, the Revolving Loan Outstandings exceed or will exceed the Revolving Loan Limit, and/or (z) the non-satisfaction of any conditions set forth in Section 7.2. Administrative Agent hereby agrees to apply the gross proceeds of each Revolving Loan deemed made pursuant to this Section 2.5(c) in satisfaction of Borrowers’ reimbursement

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

obligations arising pursuant to this Section 2.5(c). Borrowers shall pay interest, on demand, on all amounts so paid by Administrative Agent pursuant to any Support Agreement or to any applicable Lender in honoring a draw request under any Lender Letter of Credit for each day from the date of such payment until Borrowers reimburse Administrative Agent or the applicable Lender therefore (whether pursuant to clause (A) or (B) of the first sentence of this subsection (c)) at a rate per annum equal to the sum of two percent (2%) plus the interest rate applicable to Revolving Loans for such day.

(d) Reimbursement and Other Payments by Borrowers. The obligations of each Borrower to reimburse Administrative Agent and/or the applicable LC Issuer pursuant to Section 2.5(c) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following:

(i) any lack of validity or enforceability of, or any amendment or waiver of or any consent to departure from, any Letter of Credit or any related document;

(ii) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against the beneficiary of any Letter of Credit, the LC Issuer (including any claim for improper payment), Administrative Agent, any Lender or any other Person, whether in connection with any Financing Document or any unrelated transaction, provided, however, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(iii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(iv) any affiliation between the LC Issuer and Administrative Agent; or

(v) to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(e) Deposit Obligations of Borrowers. In the event any Letters of Credit are outstanding at the time that Borrowers prepay in full or are required to repay the Obligations or the Revolving Loan Commitment is terminated, Borrowers shall (i) deposit with Administrative Agent for the benefit of all Revolving Lenders cash in an amount equal to one hundred and ten percent (110%) of the aggregate outstanding Letter of Credit Liabilities to be available to Administrative Agent, for its benefit and the benefit of issuers of Letters of Credit, to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto, and (ii) prepay the fee payable under Section 2.5(b) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit assuming that the full amount of such Letters of Credit as of the date of such repayment or termination remain outstanding until the end of such remaining terms. Upon termination of any such Letter of Credit and provided no Event of Default has occurred and is continuing, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrowers, together with the deposit described in the preceding clause (i) to the extent not previously applied by Administrative Agent in the manner described herein.

Section 2.6 General Provisions Regarding Payment; Loan Account.

(a) All payments to be made by each Borrower under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of calculating financial covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto). Any payments received in the Payment Account before 3:00 p.m. (Chicago time) on any date shall be deemed received by Administrative Agent on such date, and any payments received in the Payment Account after 3:00 p.m. (Chicago time) on any date shall be deemed received by Administrative Agent on the next succeeding Business Day.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

(b) Administrative Agent shall maintain a loan account (the “Loan Account”) on its books to record Loans and other extensions of credit made by the Lenders hereunder or under any other Financing Document, and all payments thereon made by each Borrower. All entries in the Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded in Administrative Agent’s books and records at any time shall be conclusive and binding evidence of the amounts due and owing to Administrative Agent by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay all amounts owing hereunder or under any other Financing Document. Administrative Agent shall endeavor to provide Borrowers with a monthly statement regarding the Loan Account (but neither Administrative Agent nor any Lender shall have any liability if Administrative Agent shall fail to provide any such statement). Unless any Borrower notifies Administrative Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein.

Section 2.7 Maximum Interest. In no event shall the interest charged with respect to the Loans or any other Obligations of any Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of Illinois or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, each Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrowers. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

Section 2.8 Taxes; Capital Adequacy.

(a) All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, payroll, employment, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding taxes imposed on or measured by Administrative Agent’s or any Lender’s net income by the jurisdictions under which Administrative Agent or such Lender is organized or conducts business (other than solely as the result of entering into any of the Financing Documents or taking any action thereunder) (all non-excluded items being called “Taxes”). If any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then Borrowers will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Administrative Agent an official receipt or other documentation satisfactory to Administrative Agent evidencing such payment to such authority; and (iii) pay to Administrative Agent for the account of Administrative Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Administrative Agent and each Lender will equal the full amount Administrative Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Administrative Agent or any Lender with respect to any payment received by Administrative Agent or such Lender hereunder,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Administrative Agent or such Lender may pay such Taxes and Borrowers will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which Administrative Agent or such Lender first made written demand therefor.

(b) If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent, for the account of Administrative Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrowers shall indemnify Administrative Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Administrative Agent or any Lender as a result of any such failure.

(c) Each Lender that (i) is organized under the laws of a jurisdiction other than the United States, and (ii)(A) is a party hereto on the Closing Date or (B) purports to become an assignee of an interest as a Lender under this Agreement after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall execute and deliver to each of Borrowers and Administrative Agent one or more (as Borrowers or Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI, W-8EXP, W-8BEN, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Administrative Agent certifying as to such Lender’s entitlement to a complete exemption from withholding or deduction of Taxes. Borrowers shall not be required to pay additional amounts to any Lender pursuant to this Section 2.7 with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph other than as a result of a change in law.

(d) If any Lender shall determine in its commercially reasonable judgment that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder or under any Support Agreement or Lender Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon written demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Administrative Agent), Borrowers shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Lender first made demand therefor.

(e) If any Lender requires compensation under Section 2.8(d), or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8(a), then, upon the written request of Borrower Representative, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder (subject to the terms of this Agreement) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to any such subsection, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (as determined in its sole discretion). Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Section 2.9 Appointment of Borrower Representative. Each Borrower hereby designates Borrower Representative as its representative and agent on its behalf for the purposes of issuing Notices of Borrowing, Notices of LC Credit Events and Borrowing Base Certificates, and giving instructions with respect to the disbursement of the proceeds of the Loans, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Financing Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Financing Documents. Borrower Representative hereby accepts such appointment. Notwithstanding anything to the contrary contained in this Agreement, no Borrower other than Borrower Representative shall be entitled to take any of the foregoing actions. The proceeds of each Loan made hereunder shall be advanced to or at the direction of Borrower Representative and if not used by Borrower Representative in its business (for the purposes provided in this Agreement) shall be deemed to be immediately advanced by Borrower Representative to the appropriate other Borrower hereunder as an intercompany loan (collectively, “Intercompany Loans”). All Letters of Credit and Support Agreements issued hereunder shall be issued at Borrower Representative’s request therefor and shall be allocated to the appropriate Borrower’s Intercompany Loan account by Borrower Representative. All collections of each Borrower in respect of Accounts and other proceeds of Collateral of such Borrower received by Administrative Agent and applied to the Obligations shall also be deemed to be repayments of the Intercompany Loans owing by such Borrower to Borrower Representative. Borrowers shall maintain accurate books and records with respect to all Intercompany Loans and all repayments thereof. Administrative Agent and each Lender may regard any notice or other communication pursuant to any Financing Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or all Borrowers hereunder to Borrower Representative on behalf of such Borrower or all Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Section 2.10 Joint and Several Liability. Borrowers are defined collectively to include all Persons named as one of the Borrowers herein; provided, however, that any references herein to “any Borrower”, “each Borrower” or similar references, shall be construed as a reference to each individual Person named as one of the Borrowers herein. Each Person so named shall be jointly and severally liable for all of the obligations of Borrowers under this Agreement. Each Borrower, individually, expressly understands, agrees and acknowledges, that the credit facilities would not be made available on the terms herein in the absence of the collective credit of all of the Persons named as the Borrowers herein, the joint and several liability of all such Persons, and the cross-collateralization of the collateral of all such Persons. Accordingly, each Borrower, individually acknowledges that the benefit to each of the Persons named as one of the Borrowers as a whole constitutes reasonably equivalent value, regardless of the amount of the credit facilities actually borrowed by, advanced to, or the amount of collateral provided by, any individual Borrower. In addition, each entity named as one of the Borrowers herein hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon and measured and enforceable individually against each Person named as one of the Borrowers herein as well as all such Persons when taken together. By way of illustration, but without limiting the generality of the foregoing, the terms of Section 10.1 of this Agreement are to be applied to each individual Person named as one of the Borrowers herein (as well as to all such Persons taken as a whole), such that the occurrence of any of the events described in Section 10.1 of this Agreement as to any Person named as one of the Borrowers herein shall constitute an Event of Default even if such event has not occurred as to any other Persons named as the Borrowers or as to all such Persons taken as a whole.

Section 2.11 Collections and Lockbox Account.

(a) Borrowers shall maintain a lockbox (the “Lockbox”) with a United States depository institution designated from time to time by Administrative Agent (the “Lockbox Bank”), subject to the provisions of this Agreement, and shall execute with the Lockbox Bank a Deposit Account Control Agreement and such other agreements related to such Lockbox as Administrative Agent may require. Subject to Section 2.11(e) below, Borrowers shall ensure that all collections of Accounts are paid directly from Account Debtors into the Lockbox for deposit into the Lockbox Account, (ii) directly into the Lockbox Account,. Notwithstanding the foregoing, Borrowers agree to use commercially reasonable efforts to cause collections of all Accounts to be paid directly by Account Debtors into the Lockbox or the Lockbox Account, as the case may be, within 90 days from the Closing Date

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

(b) All funds deposited into a Lockbox Account shall be transferred into the Payment Account by the close of each Business Day.

(c) Notwithstanding anything in any lockbox agreement or Deposit Account Control Agreement to the contrary, Borrowers agree that they shall be liable for any fees and charges in effect from time to time and charged by the Lockbox Bank in connection with the Lockbox and the Lockbox Account, and that Administrative Agent shall have no liability therefor. Borrowers hereby indemnify and agree to hold Administrative Agent harmless from any and all liabilities, claims, losses and demands whatsoever, including reasonable attorneys’ fees and expenses, arising from or relating to actions of Administrative Agent or the Lockbox Bank pursuant to this Section or any lockbox agreement or Deposit Account Control Agreement or similar agreement, except to the extent of such losses arising solely from Administrative Agent’s gross negligence or willful misconduct.

(d) Administrative Agent shall apply, on a daily basis, all funds transferred into the Payment Account pursuant to this Section to reduce the outstanding Revolving Loans in such order of application as Administrative Agent shall elect. If as the result of collections of Accounts pursuant to the terms and conditions of this Section a credit balance exists with respect to the Payment Account, such credit balance shall not accrue interest in favor of Borrowers, but Administrative Agent shall transfer such funds into an account designated by Borrower Representative for so long as no Event of Default exists.

(e) To the extent that any collections of Accounts or proceeds of other Collateral are not sent directly to the Lockbox but are received by any Borrower, such collections shall be held in trust for the benefit of Administrative Agent pursuant to an express trust created hereby and immediately remitted, in the form received, to applicable Lockbox or Lockbox Account. No such funds received by any Borrower shall be commingled with other funds of the Borrowers.

(f) Borrowers acknowledge and agree that compliance with the terms of this Section is essential, and that Administrative Agent and Lenders will suffer immediate and irreparable injury and have no adequate remedy at law, if any Borrower, through acts or omissions, causes or permits Account Debtors to send payments other than to the Lockbox, or if any Borrower fails to promptly deposit collections of Accounts or proceeds of other Collateral in the Lockbox Account as herein required. Accordingly, in addition to all other rights and remedies of Administrative Agent and Lenders hereunder, Administrative Agent shall have the right to seek specific performance of the Borrowers’ obligations under this Section, and any other equitable relief as Administrative Agent may deem necessary or appropriate, and Borrowers waive any requirement for the posting of a bond in connection with such equitable relief.

(g) Borrowers shall not, and Borrowers shall not suffer or permit any Credit Party to, (i) withdraw any amounts from any Lockbox Account, (ii) change the procedures or sweep instructions under the agreements governing any Lockbox Accounts, or (iii) send to or deposit in any Lockbox Account any funds other than payments made with respect to and proceeds of Accounts or other Collateral. Borrowers shall, and shall cause each Credit Party to, cooperate with Administrative Agent in the identification and reconciliation on a daily basis of all amounts received in or required to be deposited into the Lockbox Accounts. If more than five percent (5%) of the collections of Accounts received by Borrowers during any given fifteen (15) day period is not identified or reconciled to the reasonable satisfaction of Administrative Agent within ten (10) Business Days of receipt, Administrative Agent shall not be obligated to make further advances under this Agreement until such amount is identified or is reconciled to the reasonable satisfaction of Administrative Agent, as the case may be. In addition, if any such amount cannot be identified or reconciled to the reasonable satisfaction of Administrative Agent, Administrative Agent may utilize its own staff or, if it deems necessary, engage an outside auditor, in either case at Borrowers’ expense (which in the case of Administrative Agent’s own staff shall be in accordance with Administrative Agent’s then prevailing customary charges (plus expenses)), to make such examination and report as may be necessary to identify and reconcile such amount.

(h) If any Borrower breaches its obligation to direct payments of the proceeds of the Collateral to the Lockbox Account, Administrative Agent, as the irrevocably made, constituted and appointed true and lawful attorney for Borrowers, may, by the signature or other act of any of Administrative Agent’s officers (without requiring any of them to do so), direct any Account Debtor to pay proceeds of the Collateral to Borrowers by directing payment to the Lockbox Account.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

To induce Administrative Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, each Borrower hereby represents and warrants to Administrative Agent and each Lender that:

Section 3.1 Existence and Power. Each Credit Party is an entity as specified on Schedule 3.1, is duly organized, validly existing and in good standing under the laws of the jurisdiction specified on Schedule 3.1 and no other jurisdiction, has the same legal name as it appears in such Credit Party’s Organizational Documents and an organizational identification number (if any), in each case as specified on Schedule 3.1, and has all powers and all Permits necessary or desirable in the operation of its business as presently conducted or as proposed to be conducted, except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect. Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on Schedule 3.1, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, no Credit Party (a) has had, over the five (5) year period preceding the Closing Date, any name other than its current name, or (b) was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization.

Section 3.2 Organization and Governmental Authorization; No Contravention. The execution, delivery and performance by each Credit Party of the Financing Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any Governmental Authority and do not violate, conflict with or cause a breach or a default under (a) any Law applicable to any Credit Party or any of the Organizational Documents of any Credit Party, or (b) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not, with respect to this clause (b), reasonably be expected to have a Material Adverse Effect.

Section 3.3 Binding Effect. Each of the Financing Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.4 Capitalization. The authorized equity securities of each of the Credit Parties as of the Closing Date is as set forth on Schedule 3.4. All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Administrative Agent for the benefit of Administrative Agent and Lenders, and such equity securities were issued in compliance with all applicable Laws. Except with respect to Alphatec Holdings, Inc., the identity of the holders of the equity securities of each of the Credit Parties and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties as of the Closing Date is set forth on Schedule 3.4. The identity of the holders of at least five percent (5.0%) of the equity securities of Alphatec Holdings, Inc. and the percentage of their fully-diluted ownership of the equity securities of Alphatec Holdings, Inc. as of September 26, 2007 is set forth on Schedule 3.4. No shares of the capital stock or other equity securities of any Credit Party, other than those described above, are issued and outstanding as of such applicable dates. Except as set forth on Schedule 3.4, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any equity securities of any such entity.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Section 3.5 Financial Information. All information delivered to Administrative Agent and pertaining to the financial condition of any Credit Party fairly presents the financial position of such Credit Party as of such date in conformity with GAAP (and as to unaudited financial statements, subject to normal year-end adjustments and the absence of footnote disclosures). All information delivered to Administrative Agent and pertaining to the financial, physical or other condition or aspect of the Borrowers is true, accurate and correct in all material respects as of such date and as of the date hereof. Since June 30, 2007, there has been no material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of any Credit Party.

Section 3.6 Litigation. Except as set forth on Schedule 3.6 as of the Closing Date, and except as hereafter disclosed to Administrative Agent in writing, there is no Litigation pending against, or to such Borrower’s knowledge threatened against or affecting, any Credit Party. There is no Litigation pending in which an adverse decision could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Financing Documents.

Section 3.7 Ownership of Property. Each Borrower and each of its Subsidiaries is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported or reported to be owned or leased (as the case may be) by such Person, subject to Permitted Liens.

Section 3.8 No Default. No Event of Default, or to such Borrower’s knowledge, Default, has occurred and is continuing. No Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

Section 3.9 Labor Matters. As of the Closing Date, there are no strikes or other labor disputes pending or, to any Borrower’s knowledge, threatened against any Credit Party. Hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

Section 3.10 Regulated Entities. No Credit Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940.

Section 3.11 Margin Regulations. None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Federal Reserve Board), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any “margin stock” or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

Section 3.12 Compliance With Laws; Anti-Terrorism Laws.

(a) Each Credit Party is in compliance with the requirements of all applicable Laws, except for such Laws the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

(b) None of the Credit Parties, their Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. No Credit Party nor, to the knowledge of any Credit Party, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

Section 3.13 Taxes. All federal, state and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all Taxes (including real property Taxes) and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. Except to the extent subject to a Permitted Contest, all state and local sales and use Taxes required to be paid by each Credit Party have been paid. All federal and state returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and, except to the extent subject to a Permitted Contest, the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.

Section 3.14 Compliance with ERISA. Each Borrower and each other member of the Controlled Group is in compliance with ERISA and the Code with respect to each ERISA Plan, including the minimum funding standards of ERISA. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and the IRS has issued a favorable determination letter which may be currently relied on with respect to each such ERISA Plan. Other than as listed on Schedule 3.14, no Borrower nor any other member of the Controlled Group maintains or contributes, or has in the last five years maintained or contributed to, any ERISA Plan or Multiemployer Plan. Neither any Borrower nor any other member of the Controlled Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any ERISA Plan, (ii) failed to make any contribution or payment to any ERISA Plan or Multiemployer Plan, or made any amendment to any ERISA Plan that has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 3.15 Consummation of Financing Documents; Brokers. Except for fees payable to Administrative Agent and/or Lenders, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Financing Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder’s or brokerage fees, commissions or other expenses in connection herewith or therewith. Except for fees payable to Administrative Agent and/or Lenders, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Financing Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder’s or brokerage fee in connection herewith or therewith.

Section 3.16 RESERVED

Section 3.17 Material Contracts. Except for the Financing Documents and the other agreements set forth on Schedule 3.17 (collectively with the Financing Documents, the “Material Contracts”), as of the Closing Date there are no (a) employment agreements covering the management of any Credit Party, (b) [reserved], (c) agreements for managerial, consulting or similar services to which any Credit Party is a party or by which it is bound, (d) agreements regarding any Credit Party, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound, (e) real estate leases, Intellectual Property licenses or other lease or license agreements to which any Credit Party is a party, either as lessor or lessee, or as licensor or licensee (other than licenses arising from the purchase of “off the shelf” products), or (f) customer, marketing or supply agreements to which any Credit Party is a party, in each case with respect to the preceding clauses (a), (c), (d), (e) and (f) requiring payment of more than $1,000,000 in any year, (g) distribution agreements with Borrower’s twenty (20) highest ranking distributors with respect to sales generated in any year, (h) [reserved], or (i) any other agreements or instruments to which any Credit Party is a party, and the breach, nonperformance or cancellation of which, or the failure of which to renew, could reasonably be expected to have a Material Adverse Effect. Schedule 3.17 sets forth, with respect to each real estate lease agreement to which any Borrower is a party (as a lessee) as of the Closing Date, the address of the subject property and the annual rental (or, where applicable, a general description of the method of computing the annual rental). The consummation of the transactions contemplated by the Financing Documents will

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

not give rise to a right of termination in favor of any party to any Material Contract (other than any Credit Party), except for such Material Contracts the noncompliance with which would not reasonably be expected to have a Material Adverse Effect.

Section 3.18 Compliance with Environmental Requirements; No Hazardous Materials.

Except in each case as set forth on Schedule 3.18:

(a) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to such Borrower’s knowledge, threatened by any Governmental Authority or other Person with respect to any (i) alleged violation by any Credit Party of any Environmental Law, (ii) alleged failure by any Credit Party to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials, or (iv) release of Hazardous Materials; and

(b) no property now owned or leased by any Credit Party and, to the knowledge of each Borrower, no such property previously owned or leased by any Credit Party, to which any Credit Party has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to such Borrower’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or, to the knowledge of such Borrower, other investigations which may lead to claims against any Credit Party for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, without limitation, claims under CERCLA.

For purposes of this Section 3.18, each Credit Party shall be deemed to include any business or business entity (including a corporation) that is, in whole or in part, a predecessor of such Credit Party.

Section 3.19 Intellectual Property. Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party. All such Intellectual Property existing as of the Closing Date which is issued, registered or pending with any United States or foreign Governmental Authority is listed on Schedule 3.19. Such Schedule 3.19 indicates in each case whether such registered Intellectual Property (or application therefore) is owned or licensed by such Credit Party, and in the case of any such licensed registered Intellectual Property (or application therefore) and lists the name and address of the licensor and the name and date of the agreement pursuant to which such item of Intellectual Property is licensed. Except as indicated on Schedule 3.19, no Credit Party has granted licenses of any Intellectual Property in favor of third parties. All registered Intellectual Property of each Credit Party is duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Borrowers are not a party to, nor are bound by, any material license or other agreement with respect to which any Borrower is the licensee that prohibits or otherwise restricts such Borrower from granting a security interest in such Borrower’s interest in such license or agreement or other property. Other than as described on Schedule 3.6, to such Borrower’s knowledge, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.

Section 3.20 Solvency. Each Borrower and each additional Credit Party is Solvent.

Section 3.21 Full Disclosure. None of the written information (financial or otherwise) furnished by or on behalf of any Credit Party to Administrative Agent or any Lender in connection with the consummation of the transactions contemplated by the Financing Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. All financial projections delivered to Administrative Agent and the Lenders by Borrowers (or their agents) have been prepared on the basis of the assumptions stated therein. Such projections represent each Borrower’s best estimate of such Borrower’s future financial performance and such

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

assumptions are believed by such Borrower to be fair and reasonable in light of current business conditions; provided, however, that Borrowers can give no assurance that such projections will be attained.

Section 3.22 RESERVED.

Section 3.23 Subsidiaries. Borrowers do not own any stock, partnership interests, limited liability company interests or other equity securities except for Permitted Investments.

ARTICLE 4 - AFFIRMATIVE COVENANTS

Each Borrower agrees that, so long as any Credit Exposure exists:

Section 4.1 Financial Statements and Other Reports. Each Borrower will deliver to Administrative Agent: (1) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet, cash flow and income statement covering Borrower’s consolidated operations during the period, prepared under GAAP, consistently applied, certified by a Responsible Officer and in a form acceptable to Administrative Agent; (2) as soon as available, but no later than one hundred fifty (150) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Administrative Agent in its reasonable discretion; (3) within five (5) days of delivery or filing thereof, copies of all statements, reports and notices made available to Borrower’s security holders and copies of all reports and other filings made by Borrower with any stock exchange on which any securities of any Borrower are traded and/or the SEC; (4) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of Fifty Thousand Dollars ($50,000) or more; (5) prompt written notice of an event that materially and adversely affects the value of any Intellectual Property; and (6) budgets, sales projections, operating plans and other financial information and information, reports or statements regarding the Borrowers, their business and the Collateral as Administrative Agent may from time to time reasonably request. Each Borrower will, within thirty (30) days after the last day of each month, deliver to Administrative Agent with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement. Promptly upon their becoming available, Borrowers shall deliver to Administrative Agent copies of all Swap Contracts. Each Borrower will, within ten (10) days after the last day of each month and at such other times as requested by Administrative Agent in its reasonable credit judgment, deliver to Administrative Agent a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date).

Section 4.2 Payment and Performance of Obligations. Each Borrower (a) will pay and discharge, and cause each Subsidiary to pay and discharge, at or prior to maturity, all of their respective obligations and liabilities, including tax liabilities, except for such obligations and/or liabilities (i) that may be the subject of a Permitted Contest, and (ii) the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect, (b) will maintain, and cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities, and (c) will not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

Section 4.3 Maintenance of Existence. Each Borrower will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

Section 4.4 Maintenance of Property; Insurance.

(a) Each Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. If all or any part of

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

the Collateral useful or necessary in its business, or upon which any Borrowing Base is calculated, becomes damaged or destroyed, each Borrower will promptly and completely repair and/or restore the affected Collateral in a good and workmanlike manner, regardless of whether Administrative Agent agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction.

(b) Upon completion of any Permitted Contest, Borrowers shall, and will cause each Subsidiary to, promptly pay the amount due, if any, and deliver to Administrative Agent proof of the completion of the contest and payment of the amount due, if any, following which Administrative Agent shall return the security, if any, deposited with Administrative Agent pursuant to the definition of Permitted Contest.

(c) Each Borrower will maintain, and will cause each Subsidiary to maintain, (i) all insurance described on Schedule 4.4, upon the terms and with the coverages and rights in favor of Administrative Agent and Lenders as described in Schedule 4.4, and (ii) such other insurance coverage in such amounts and with respect to such risks as Administrative Agent may reasonably from time to time request provided, however, that, in no event shall such insurance be in amounts or with coverage less than, or with carriers with qualifications inferior to, any of the insurance or carriers in existence as of the Closing Date (or required to be in existence after the Closing Date under a Financing Document), as evidenced by the insurance certificates attached hereto as Schedule 4.4. All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Administrative Agent.

(d) On or prior to the Closing Date, and at all times thereafter, each Borrower will cause Administrative Agent to be named as an additional insured, assignee and loss payee (which shall include, as applicable, identification as mortgagee), as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and content acceptable to Administrative Agent. Borrowers will deliver to Administrative Agent and the Lenders (i) on the Closing Date, a certificate from Borrowers’ insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured, assignee and loss payee of written notice thereof, (ii) upon the request of any Lender through Administrative Agent from time to time full information as to the insurance carried, (iii) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement, and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by any Borrower.

(e) In the event any Borrower fails to provide Administrative Agent with evidence of the insurance coverage required by this Agreement, Administrative Agent may purchase insurance at Borrowers’ expense to protect Administrative Agent’s interests in the Collateral.

Section 4.5 Compliance with Laws. Each Borrower will comply, and cause each Subsidiary to comply, with the requirements of all applicable Laws, except to the extent that failure to so comply could not reasonably be expected to (a) have a Material Adverse Effect, or (b) result in any Lien upon either (i) a material portion of the assets of any such Person in favor of any Governmental Authority, or (ii) any Accounts or Inventory.

Section 4.6 Inspection of Property, Books and Records. Each Borrower will keep, and will cause each Subsidiary to keep, proper books of record substantially in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, at the sole cost of the applicable Borrower or any applicable Subsidiary, representatives of Administrative Agent and of any Lender (but at such Lender’s expense unless such visit or inspection is made concurrently with Administrative Agent) to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective operations and the Collateral, to verify the amount and age of the Accounts, the identity and credit of the respective Account Debtors, to review the billing practices of Borrower and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

accountants as often as may reasonably be desired. In the absence of an Event of Default, Administrative Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give the applicable Borrower or any applicable Subsidiary commercially reasonable prior notice of such exercise. No notice shall be required during the existence and continuance of any Event of Default. Borrowers shall maintain backup electronic records of all books and records evidencing or related to Collateral at their business location at 6110 Corte Del Cedro, Carlsbad, California 92011.

Section 4.7 Use of Proceeds. Borrowers shall use the proceeds of Revolving Loans solely for (a) transaction fees incurred in connection with the Financing Documents and the refinancing on the Closing Date of Debt, and (b) for working capital needs of Borrowers and their Subsidiaries. No portion of the proceeds of the Loans will be used for family, personal, agricultural or household use.

Section 4.8 RESERVED

Section 4.9 Notices of Litigation and Defaults.

(a) Borrowers will give prompt written notice to Administrative Agent of any litigation or governmental proceedings pending or threatened (in writing) against Borrowers or other Credit Party which would reasonably be expected to have a Material Adverse Effect with respect to Borrowers or any other Credit Party.

(b) Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon any Borrower becoming aware of the existence of any Default or Event of Default, Borrowers shall give written notice to Administrative Agent of such occurrence, which such notice shall include a reasonably detailed description of such Default or Event of Default.

Section 4.10 Hazardous Materials; Remediation.

(a) If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of any Borrower or any other Credit Party, such Borrower will cause, or direct the applicable Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, each Borrower shall, and shall cause each other Credit Party to, comply with each Environmental Law requiring the performance at any real property by any Borrower or any other Credit Party of activities in response to the release or threatened release of a Hazardous Material.

(b) Borrowers will provide Administrative Agent within thirty (30) days after written demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Administrative Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Administrative Agent’s reasonable business determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Effect.

Section 4.11 Further Assurances.

(a) Each Borrower will, and will cause each Subsidiary to, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Administrative Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to (i) establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Administrative Agent for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof), and (ii) unless Administrative Agent shall agree otherwise in writing, cause all Subsidiaries of Borrowers to be jointly and severally obligated with the other

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Borrowers under all covenants and obligations under this Agreement, including the obligation to repay the Obligations. Without limiting the generality of the foregoing, (x) Borrowers shall, at the time of the delivery of any Compliance Certificate disclosing the acquisition by an Credit Party of any registered Intellectual Property or application for the registration of Intellectual Property, deliver to Administrative Agent a duly completed and executed Supplement to the applicable Credit Party’s Patent Security Agreement or Trademark Security Agreement in the form of the respective Exhibit thereto and (y) at the request of Administrative Agent, following the disclosure by Borrowers on any Compliance Certificate of the acquisition by any Credit Party of any rights under a license as a licensee with respect to any registered Intellectual Property or application for the registration of any Intellectual Property owned by another Person, Borrowers shall execute any documents requested by Administrative Agent to establish, create, preserve, protect and perfect a first priority lien in favor of Administrative Agent, to the extent legally possible, in such Borrower’s rights under such license and shall use their commercially reasonable best efforts to obtain the written consent of the licensor which such license to the granting in favor of Administrative Agent of a Lien on such Borrower’s rights as licensee under such license.

(b) Upon receipt of an affidavit of an officer of Administrative Agent or a Lender as to the loss, theft, destruction or mutilation of any Note or any other Financing Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Financing Document, Borrowers will issue, in lieu thereof, a replacement Note or other applicable Financing Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Financing Document in the same principal amount thereof and otherwise of like tenor.

(c) Upon the formation or acquisition of a new Subsidiary, Borrowers shall (i) pledge, have pledged or cause or have caused to be pledged to the Administrative Agent pursuant to a pledge agreement in form and substance satisfactory to the Administrative Agent, all of the outstanding shares of equity interests or other equity interests of such new Subsidiary owned directly or indirectly by any Borrower, along with undated stock or equivalent powers for such certificates, executed in blank; (ii) unless Administrative Agent shall agree otherwise in writing, cause the new Subsidiary to take such other actions (including entering into or joining any Security Documents) as are necessary or advisable in the reasonable opinion of the Administrative Agent in order to grant the Administrative Agent, acting on behalf of the Lenders, a first priority Lien on all real and personal property of such Subsidiary in existence as of such date and in all after acquired property, which first priority Liens are required to be granted pursuant to this Agreement; (iii) unless Administrative Agent shall agree otherwise in writing, cause such new Subsidiary to either (at the election of Administrative Agent) become a Borrower hereunder with joint and several liability for all obligations of Borrowers hereunder and under the other Financing Documents pursuant to a joinder agreement or other similar agreement in form and substance satisfactory to Administrative Agent or to become a Guarantor of the obligations of Borrowers hereunder and under the other Financing Documents pursuant to a guaranty and suretyship agreement in form and substance satisfactory to Administrative Agent; and (iv) cause the new Subsidiary to deliver certified copies of such Subsidiary’s certificate or articles of incorporation, together with good standing certificates, by-laws (or other operating agreement or governing documents), resolutions of the Board of Directors or other governing body, approving and authorize the execution and delivery of the Security Documents, incumbency certificates and to execute and/or deliver such other documents and legal opinions or to take such other actions as may be requested by the Administrative Agent, in each case, in form and substance satisfactory to the Administrative Agent.

(d) Upon the request of Administrative Agent, Borrowers shall obtain a landlord’s agreement or mortgagee agreement, as applicable, from the lessor of each leased property or mortgagee of owned property with respect to any business location where any portion of the Collateral included in or proposed to be included in the Borrowing Base, or the records relating to such Collateral and/or software and equipment relating to such records or Collateral, is stored or located (including any new location where Borrowers maintain their chief executive office or headquarters), which agreement or letter shall be reasonably satisfactory in form and substance to Administrative Agent. Borrowers shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location where any Collateral, or any records related thereto, is or may be located.

Section 4.12 RESERVED

Section 4.13 Power of Attorney. Each of the officers of Administrative Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrowers (without requiring any of them to act as

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

such) with full power of substitution to do the following: (a) after the occurrence and during the continuance of an Event of Default endorse the name of Borrowers upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrowers and constitute collections on Borrowers’ Accounts; (b) so long as Administrative Agent has provided not less than three (3) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, execute in the name of Borrowers any schedules, assignments, instruments, documents, and statements that Borrowers are obligated to give Administrative Agent under this Agreement; (c) after the occurrence and during the continuance of an Event of Default, take any action Borrowers are required to take under this Agreement; (d) so long as Administrative Agent has provided not less than three (3) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, do such other and further acts and deeds in the name of Borrowers that Administrative Agent may deem necessary or desirable to enforce any Account or other Collateral or perfect Administrative Agent’s security interest or Lien in any Collateral; and (e) after the occurrence and during the continuance of an Event of Default, do such other and further acts and deeds in the name of Borrowers that Administrative Agent may deem necessary or desirable to enforce its rights with regard to any Account or other Collateral. This power of attorney shall be irrevocable and coupled with an interest.

Section 4.14 Borrowing Base Collateral Administration.

(a) All data and other information relating to Accounts or other intangible Collateral shall at all times be kept by Borrowers at their respective principal offices and shall not be moved from such locations without (i) providing prior written notice to Administrative Agent, and (ii) obtaining the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld.

(b) Borrowers shall provide prompt written notice to each Person who either is currently an Account Debtor or becomes an Account Debtor at any time following the date of this Agreement that directs each Account Debtor to make payments into the Lockbox, and hereby authorizes Administrative Agent, upon Borrowers’ failure to send such notices within ten (10) days after the date of this Agreement (or ten (10) days after the Person becomes an Account Debtor), to send any and all similar notices to such Person. Administrative Agent reserves the right to notify Account Debtors that Administrative Agent has been granted a Lien upon all Accounts.

(c) Borrowers will conduct a physical count of the Inventory at least once per year and at such other times as Administrative Agent requests, and Borrowers shall provide to Administrative Agent a written accounting of such physical count in form and substance satisfactory to Administrative Agent. Each Borrower will maintain at all times a perpetual inventory system. Each Borrower will keep adequate records at all times as to the quantity, source, quality and characteristics of its Inventory and will use commercially reasonable efforts to at all times keep its Inventory in good and marketable condition. In addition to the foregoing, from time to time, Administrative Agent may require Borrowers to obtain and deliver to Administrative Agent appraisal reports in form and substance and from appraisers reasonably satisfactory to Administrative Agent stating the then current fair market values of all or any portion of Inventory owned by each Borrower or any Subsidiaries.

(d) Borrowers will use commercially reasonable efforts to at all times keep its FF&E in good repair and physical condition, ordinary wear and tear excepted.

(e) In addition to the foregoing, from time to time, Administrative Agent may require Borrowers to obtain and deliver to Administrative Agent appraisal reports in form and substance and from appraisers reasonably satisfactory to Administrative Agent stating the then current fair market values of all or any portion of Inventory, Intellectual Property and FF&E owned by each Borrower or any Subsidiaries; provided, that so long as no Event of Default or Default has occurred, Borrowers shall be liable for such fees and expenses for no more than one (1) such appraisal for each of Inventory, Intellectual Property and FF&E in any given calendar year.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

ARTICLE 5 - NEGATIVE COVENANTS

Each Borrower agrees that, so long as any Credit Exposure exists:

Section 5.1 Debt; Contingent Obligations. No Borrower will, or will permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for Permitted Indebtedness. No Borrower will, or will permit any Subsidiary to, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations.

Section 5.2 Liens. No Borrower will, or will permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Permitted Liens. Without limiting the generality of the foregoing, no Borrower will, or will permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any of its or their Intellectual Property, except for Permitted Liens.

Section 5.3 Restricted Distributions. No Borrower will, or will permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Distribution; provided, however, that the following Restricted Distributions may be paid: (a) at any time, dividends may be paid by any Subsidiary of any Borrower to such parent Borrower (and/or to any intermediate Subsidiary who is also a Borrower); (b) any Borrower may pay dividends solely in common stock; and (c) Borrower may repurchase the stock of former employees, directors or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that such repurchase does not exceed $500,000 in the aggregate per fiscal year

Section 5.4 Restrictive Agreements. No Borrower will, or will permit any Subsidiary to, directly or indirectly (a) enter into or assume any agreement (other than the Financing Documents and any agreements for purchase money debt permitted under clause (c) of the definition of Permitted Indebtedness) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or (b) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by the Financing Documents) on the ability of any Subsidiary to: (i) pay or make Restricted Distributions to any Borrower or any Subsidiary; (ii) pay any Debt owed to any Borrower or any Subsidiary; (iii) make loans or advances to any Borrower or any Subsidiary; or (iv) transfer any of its property or assets to any Borrower or any Subsidiary.

Section 5.5 RESERVED

Section 5.6 Consolidations, Mergers and Sales of Assets; Change in Control. No Borrower will, or will permit any Subsidiary to, directly or indirectly (a) consolidate or merge or amalgamate with or into any other Person, other than Permitted Mergers, or (b) consummate any asset dispositions other than (i) dispositions of Inventory in the Ordinary Course of Business and not pursuant to any bulk sale, and (ii) dispositions of personal property assets (other than Accounts) for cash and fair value that the applicable Borrower determines in good faith is no longer used or useful in the business of such Borrower and its Subsidiaries. No Borrower will suffer or permit to occur any Change in Ownership with respect to itself, any Subsidiary or any Guarantor other than Permitted Transfers with respect to such Persons. No Borrower will suffer or permit to occur any Change in Control with respect to its shareholders.

Section 5.7 Purchase of Assets, Investments. No Borrower will, or will permit any Subsidiary to, directly or indirectly (a) acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business or as permitted under clause (h) of the definition of Permitted Investments; (b) engage or enter into any agreement to engage in any joint venture or partnership with any other Person; or (c) acquire or own or enter into any agreement to acquire or own any Investment in any Person other than Permitted Investments.

Section 5.8 Transactions with Affiliates. Except as otherwise disclosed on Schedule 5.8, and except for transactions that are disclosed to Administrative Agent in advance of being entered into and which contain terms that are no less favorable to the applicable Borrower or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Credit Party, no Borrower will, or will permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Borrower.

Section 5.9 Modification of Organizational Documents. No Borrower will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Organizational Documents of such Person, except for Permitted Modifications.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Section 5.10 Modification of Certain Agreements. No Borrower will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Material Contract, which amendment or modification in any case: (a) is contrary to the terms of this Agreement or any other Financing Document; (b) could reasonably be expected to be adverse to the rights, interests or privileges of the Administrative Agent or the Lenders or their ability to enforce the same; (c) results in the imposition or expansion in any material respect of any obligation of or restriction or burden on any Borrower or any Subsidiary; or (d) reduces in any material respect any rights or benefits of any Borrower or any Subsidiaries (it being understood and agreed that any such determination shall be in the discretion of the Administrative Agent). Each Borrower shall, prior to entering into any amendment or other modification of any of the foregoing documents, deliver to Administrative Agent reasonably in advance of the execution thereof, any final or execution form copy of amendments or other modifications to such documents, and such Borrower agrees not to take, nor permit any of its Subsidiaries to take, any such action with respect to any such documents without obtaining such approval from Administrative Agent.

Section 5.11 Conduct of Business. No Borrower will, or will permit any Subsidiary to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and described on Schedule 5.11 and businesses reasonably related thereto.

Section 5.12 Lease Payments. No Borrower will, or will permit any Subsidiary to, directly or indirectly, incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments except in the Ordinary Course of Business.

Section 5.13 Limitation on Sale and Leaseback Transactions. No Borrower will, or will permit any Subsidiary to, directly or indirectly, enter into any arrangement with any Person whereby, in a substantially contemporaneous transaction, any Borrower or any Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

Section 5.14 Deposit Accounts and Securities Accounts. Schedule 5.14 lists all of the Deposit Accounts and Securities Accounts of each Borrower as of the Closing Date. No Borrower will, or will permit any Subsidiary organized within the United States to, directly or indirectly, establish any new bank account, Deposit Account or Securities Account without prior written notice to Administrative Agent and unless Administrative Agent, such Borrower or such Subsidiary and the bank, financial institution or securities intermediary at which the account is to be opened enter into a control agreement regarding such account pursuant to which such bank, financial institution or securities intermediary acknowledges the security interest of Administrative Agent in such account, agrees to comply with instructions originated by Administrative Agent directing disposition of the funds or investment property or securities in the account without further consent from any Borrower, and agrees to subordinate and limit any security interest the bank, financial institution or securities intermediary may have in the account on terms satisfactory to Administrative Agent. Borrowers will not maintain balances in excess of $5,000 in the aggregate in Deposit Accounts that are not subject to such control agreements in favor of Administrative Agent.

Section 5.15 Compliance with Anti-Terrorism Laws. Administrative Agent hereby notifies Borrowers that pursuant to the requirements of Anti-Terrorism Laws, and Administrative Agent’s policies and practices, Administrative Agent is required to obtain, verify and record certain information and documentation that identifies Borrowers and its principals, which information includes the name and address of each Borrower and its principals and such other information that will allow Administrative Agent to identify such party in accordance with Anti-Terrorism Laws. No Borrower will, or will permit any Subsidiary to, directly or indirectly, knowingly enter into any Material Contracts with any Blocked Person or any Person listed on the OFAC Lists. Each Borrower shall immediately notify Administrative Agent if such Borrower has knowledge that any Borrower or any additional Credit Party becomes a Blocked Person or becomes listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Borrower will, or will permit any Subsidiary to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

ARTICLE 6 - FINANCIAL COVENANTS

Borrowers agree that, so long as any Credit Exposure exists:

Section 6.1 Fixed Charge Coverage Ratio. Borrowers will not permit the Fixed Charge Coverage Ratio for any period set forth below to be less than the ratio set forth below for such period:

Period	Ratio
Any given calendar quarter, measured on the last day of such calendar quarter on a trailing 12-month basis (which shall be the Defined Period for purposes of Section 6.1)	1.2 to 1.0

Notwithstanding the forgoing, the failure of Borrowers to comply with Section 6.1 for any Defined Period shall not constitute an Event of Default so long as Borrowers maintained Minimum Liquidity of not less than $2,000,000 at all times during the calendar quarter ending on the last day of such Defined Period.

Section 6.2 Evidence of Compliance. Borrowers shall furnish to Administrative Agent, together with the financial reporting required of Borrower in Section 4.1 hereof, evidence (in form and content satisfactory to Lender) of Borrowers’ compliance with the covenants in this Article and evidence that no Event of Default specified in this Article has occurred. Such evidence shall include, without limitation, (a) a statement and report, on a form approved by Administrative Agent, detailing Borrowers’ calculations, and (b) if requested by Administrative Agent, back-up documentation (including, without limitation, invoices, receipts and other evidence of costs incurred during such quarter as Administrative Agent shall reasonably require) evidencing the propriety of the calculations.

ARTICLE 7 - CONDITIONS

Section 7.1 Conditions to Closing. The obligation of each Lender to make the initial Loans, of Administrative Agent to issue any Support Agreements on the Closing Date and of any LC Issuer to issue any Lender Letter of Credit on the Closing Date shall be subject to the receipt by Administrative Agent of each agreement, document and instrument set forth on the closing checklist prepared by Administrative Agent or its counsel, each in form and substance satisfactory to Administrative Agent, and such other closing deliverables reasonably requested by Administrative Agent and Lenders, and to the satisfaction of the following conditions precedent, each to the satisfaction of Administrative Agent and Lenders and their respective counsel in their sole discretion:

(a) the payment of all fees, expenses and other amounts due and payable under each Financing Document;

(b) the absence, since June 30, 2007, of any material adverse change in any aspect of the business, operations, properties, prospects or condition (financial or otherwise) of any Credit Party or any seller of any assets or business to be purchased by any Borrower contemporaneous with the Closing Date, or any event or condition which could reasonably be expected to result in such a material adverse change; and

(c) the receipt of the initial Borrowing Base Certificate, prepared as of the Closing Date.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Section 7.2 Conditions to Each Loan, Support Agreement and Lender Letter of Credit.

The obligation of the Lenders to make a Loan (other than Revolving Loans made pursuant to Section 2.5(c)) or an advance in respect of any Loan, of Administrative Agent to issue any Support Agreement or of any LC Issuer to issue any Lender Letter of Credit, (including on the Closing Date) is subject to the satisfaction of the following additional conditions:

(a) in the case of a Revolving Loan Borrowing, receipt by Administrative Agent of a Notice of Borrowing (or telephonic notice if permitted by this Agreement) and updated Borrowing Base Certificate, in the case of any Support Agreement or Lender Letter of Credit, receipt by Administrative Agent of a Notice of LC Credit Event in accordance with Section 2.5(a);

(b) the fact that, immediately after such borrowing and after application of the proceeds thereof or after such issuance, the Revolving Loan Outstandings will not exceed the Revolving Loan Limit;

(c) the fact that, immediately before and after such advance or issuance, no Default or Event of Default shall have occurred and be continuing;

(d) the fact that the representations and warranties of each Credit Party contained in the Financing Documents shall be true, correct and complete on and as of the date of such borrowing or issuance, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date; and

(e) the fact that no adverse change in the condition (financial or otherwise), properties, business, prospects, or operations of Borrowers or any other Credit Party shall have occurred and be continuing with respect to Borrowers or any Credit Party since the date of this Agreement.

Each giving of a Notice of LC Credit Event hereunder, each giving of a Notice of Borrowing hereunder and each acceptance by any Borrower of the proceeds of any Loan made hereunder shall be deemed to be (y) a representation and warranty by each Borrower on the date of such notice or acceptance as to the facts specified in this Section, and (z) a restatement by each Borrower that each and every one of the representations made by it in any of the Financing Documents is true and correct in all material respects (except to the extent that such representations and warranties expressly relate solely to an earlier date).

Section 7.3 Searches. Before the Closing Date, and thereafter (as and when determined by Administrative Agent in its discretion), Administrative Agent shall have the right to perform, all at Borrowers’ expense, the searches described in clauses (a), (b), (c) and (d) below against Borrowers and any other Credit Party, the results of which are to be consistent with Borrowers’ representations and warranties under this Agreement and the satisfactory results of which shall be a condition precedent to all advances of Loan proceeds, all issuances of Lender Letters of Credit and all undertakings in respect of Support Agreements: (a) UCC searches with the Secretary of State of the jurisdiction in which the applicable Person is organized; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and (c) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized.

Section 7.4 Post Closing Requirements. Borrowers shall complete each of the post closing obligations and/or provide to Administrative Agent each of the documents, instruments, agreements and information listed on Schedule 7.4 attached hereto on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance satisfactory to Administrative Agent.

ARTICLE 8 - RESERVED

ARTICLE 9 - SECURITY AGREEMENT

Section 9.1 Generally. As security for the payment and performance of the Obligations, and without limiting any other grant of a Lien and security interest in any Security Document, Borrowers hereby assign and grant to Administrative Agent, for the benefit of itself and Lenders, a continuing first priority Lien on and security interest in, upon, and to the personal property set forth on Schedule 9.1 attached hereto and made a part hereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Section 9.2 Representations and Warranties and Covenants Relating to Collateral.

(a) Each Borrower has good title to, has rights in, and the power to transfer each item of Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Except as set forth on Schedule 9.2, each Borrower is the sole owner of the registered Intellectual Property it purports to own. To the knowledge of Borrowers after due inquiry, each patent is valid and enforceable and no part of the Intellectual Property of Borrowers has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the registered Intellectual Property of Borrowers violates the rights of any third party. Schedule 9.2 sets forth (i) each chief executive office and principal place of business of each Borrower and each of their respective Subsidiaries and (ii) all of the addresses (including all warehouses) at which any of the Collateral is located and/or books and records of Borrowers regarding any of the Collateral are kept, which such Schedule 9.2 indicates in each case which Borrower(s) have Collateral and/or books and records located at such address, and, in the case of any such address not owned by one or more of the Borrowers(s), indicates the nature of such location (e.g., leased business location operated by Borrower(s), third party warehouse, consignment location, processor location, etc.) and the name and address of the third party owning and/or operating such location.

(b) Without limiting the generality of Section 3.2, except as indicated on Schedule 3.19 with respect to any rights of any Borrower as a licensee under any license of Intellectual Property owned by another Person, and except for the filing of financing statements under the UCC, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or consent of any other Person is required for (i) the grant by each Borrower to Administrative Agent of the security interests and Liens in the Collateral provided for under this Agreement and the other Security Documents (if any), or (ii) the exercise by Administrative Agent of its rights and remedies with respect to the Collateral provided for under this Agreement and the other Security Documents or under any applicable Law, including the UCC and neither any such grant of Liens in favor of Administrative Agent or exercise of rights by Administrative Agent shall violate or cause a default under any agreement between any Borrower and any other Person relating to any such collateral, including any license to which a Borrower is a party, whether as licensor or licensee, with respect to any Intellectual Property, whether owned by such Borrower or any other Person.

(c) As of the Closing Date, no Borrower has any ownership interest in any Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents or investment property (other than equity interests in any Subsidiaries of such Borrower disclosed on Schedule 4.4) or Intellectual Property (other than Intellectual Property disclosed on Schedule 3.19), and Borrowers shall give notice to Administrative Agent promptly (but in any event not later than the delivery by Borrowers of the next Compliance Certificate required pursuant to Section 4.1 above) upon the acquisition by any Borrower of any such Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents, investment property or Intellectual Property. No Person other than Administrative Agent or (if applicable) any Lender has “control” (as defined in Article 9 of the UCC) over any Deposit Account, investment property (including Securities Accounts and commodities account), letter of credit rights or electronic chattel paper in which any Borrower has any interest (except for such control arising by operation of law in favor of any bank or securities intermediary or commodities intermediary with whom any Deposit Account, Securities Account or commodities account of Borrowers is maintained).

(d) Borrowers shall not, and shall not permit any Credit Party to, take any of the following actions or make any of the following changes unless Borrowers have given at least thirty (30) days prior written notice to Administrative Agent of Borrowers’ intention to take any such action (which such written notice shall include an updated version of any Schedule impacted by such change) and have executed any and all documents, instruments and agreements and taken any other actions which Administrative Agent may request after receiving such written notice in order to protect and preserve the Liens, rights and remedies of Administrative Agent with respect to the Collateral: (i) change the legal name or organizational identification number of any Borrower as it appears in official filings in the jurisdiction of its organization, (ii) change the jurisdiction of incorporation or formation of any Borrower or Credit Party or allow any Borrower or Credit Party to designate any jurisdiction as an additional jurisdiction of incorporation for such Borrower or Credit Party, or change the type of entity that it is, or (iii) change its chief executive office, principal place of business, or the location of its records concerning the Collateral or move

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

any Collateral to or place any Collateral on any location that is not then listed on the Schedules and/or establish any business location at any location that is not then listed on the Schedules.

(e) Borrowers shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor, or allow any credit or discount thereon (other than adjustments, settlements, compromises, credits and discounts in the Ordinary Course of Business, made while no Default exists and in amounts which are not material with respect to the Account and which, after giving effect thereto, do not cause the Borrowing Base to be less than the Revolving Loan Outstandings) without the prior written consent of Administrative Agent. Without limiting the generality of this Agreement or any other provisions of any of the Financing Documents relating to the rights of Administrative Agent after the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to: (i) exercise the rights of Borrowers with respect to the obligation of any Account Debtor to make payment or otherwise render performance to Borrowers and with respect to any property that secures the obligations of any Account Debtor or any other Person obligated on the Collateral, and (ii) adjust, settle or compromise the amount or payment of such Accounts.

(f) Without limiting the generality of Sections 9.2(c) and 9.2(e):

(i) Borrowers shall deliver to Administrative Agent all tangible Chattel Paper and all Instruments and documents owned by any Borrower and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Administrative Agent. Borrowers shall provide Administrative Agent with “control” (as defined in Article 9 of the UCC) of all electronic Chattel Paper owned by any Borrower and constituting part of the Collateral by having Administrative Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC. Borrowers also shall deliver to Administrative Agent all security agreements securing any such Chattel Paper and securing any such Instruments. Borrowers will mark conspicuously all such Chattel Paper and all such Instruments and documents with a legend, in form and substance satisfactory to Administrative Agent, indicating that such Chattel Paper and such instruments and documents are subject to the security interests and Liens in favor of Administrative Agent created pursuant to this Agreement and the Security Documents. Borrowers shall comply with all the provisions of Section 5.14 with respect to the Deposit Accounts and Securities Accounts of Borrowers.

(ii) Borrowers shall deliver to Administrative Agent all letters of credit on which any Borrower is the beneficiary and which give rise to letter of credit rights owned by such Borrower which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Administrative Agent. Borrowers shall take any and all actions as may be necessary or desirable, or that Administrative Agent may request, from time to time, to cause Administrative Agent to obtain exclusive “control” (as defined in Article 9 of the UCC) of any such letter of credit rights in a manner acceptable to Administrative Agent.

(iii) Borrowers shall promptly advise Administrative Agent upon any Borrower becoming aware that it has any interests in any commercial tort claim that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such commercial tort claim and the dates such events and circumstances occurred, the potential defendants with respect such commercial tort claim and any court proceedings that have been instituted with respect to such commercial tort claims, and Borrowers shall, with respect to any such commercial tort claim, execute and deliver to Administrative Agent such documents as Administrative Agent shall request to perfect, preserve or protect the Liens, rights and remedies of Administrative Agent with respect to any such commercial tort claim.

(iv) Except for Accounts and Inventory in an aggregate amount of $25,000, no Accounts or Inventory or other Collateral shall at any time be in the possession or control of any warehouse, consignee, bailee or any of Borrowers’ agents or processors without prior written notice to Administrative Agent and the receipt by Administrative Agent, if Administrative Agent has so requested, of warehouse receipts, consignment agreements or bailee lien waivers (as applicable) satisfactory to Administrative Agent prior to the commencement of such possession or control. Borrower has notified Administrative Agent that Inventory is currently located at the locations set forth on Schedule 9.2. Borrowers shall, upon the request of Administrative Agent, notify any such

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

warehouse, consignee, bailee, agent or processor of the security interests and Liens in favor of Administrative Agent created pursuant to this Agreement and the Security Documents, instruct such Person to hold all such Collateral for Administrative Agent’s account subject to Administrative Agent’s instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for Administrative Agent’s benefit.

(v) Borrowers shall cause all equipment and other tangible Personal Property other than Inventory to be maintained and preserved in the same condition, repair and in working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Upon request of Administrative Agent, Borrowers shall promptly deliver to Administrative Agent any and all certificates of title, applications for title or similar evidence of ownership of all such tangible Personal Property and shall cause Administrative Agent to be named as lienholder on any such certificate of title or other evidence of ownership. Borrowers shall not permit any such tangible Personal Property to become fixtures to real estate unless such real estate is subject to a Lien in favor of Administrative Agent.

(vi) Each Borrower hereby authorizes Administrative Agent to file without the signature of such Borrower one or more UCC financing statements relating to liens on personal property relating to all or any part of the Collateral, which financing statements may list Administrative Agent as the “secured party” and such Borrower as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents (including an indication of the collateral covered by any such financing statement as “all assets” of such Borrower now owned or hereafter acquired), in such jurisdictions as Administrative Agent from time to time determines are appropriate, and to file without the signature of such Borrower any continuations of or corrective amendments to any such financing statements, in any such case in order for Administrative Agent to perfect, preserve or protect the Liens, rights and remedies of Administrative Agent with respect to the Collateral.

(vii) As of the Closing Date, no Borrower holds, and after the Closing Date Borrowers shall promptly notify Administrative Agent in writing upon creation or acquisition by any Borrower of, any Collateral which constitutes a claim against any Governmental Authority, including, without limitation, the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by any applicable Law, including, without limitation, the federal Assignment of Claims Act and any other comparable Law. Upon the request of Administrative Agent, Borrowers shall take such steps as may be necessary or desirable, or that Administrative Agent may request, to comply with any such applicable Law.

(viii) Borrowers shall furnish to Administrative Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Administrative Agent may reasonably request from time to time.

Section 9.3 UCC Remedies.

(a) Upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Financing Documents, Administrative Agent, in addition to all other rights, options, and remedies granted to Administrative Agent under this Agreement or at law or in equity, may exercise, either directly or through one or more assignees or designees, all rights and remedies granted to it under all Financing Documents and under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; including, without limitation:

(i) The right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process;

(ii) The right to (by its own means or with judicial assistance) enter any of Borrowers’ premises and take possession of the Collateral, or render it unusable, or to render it usable or saleable, or dispose of the Collateral on such premises in compliance with subsection (iii) below and to take possession of Borrowers’ original books and records, to obtain access to Borrowers’ data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Administrative Agent deems appropriate, without any liability for rent, storage, utilities, or other sums, and Borrowers shall not resist or interfere with such action (if Borrowers’ books and records are prepared or maintained

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

by an accounting service, contractor or other third party agent, Borrowers hereby irrevocably authorize such service, contractor or other agent, upon notice by Administrative Agent to such Person that an Event of Default has occurred and is continuing, to deliver to Administrative Agent or its designees such books and records, and to follow Administrative Agent’s instructions with respect to further services to be rendered);

(iii) The right to require Borrowers at Borrowers’ expense to assemble all or any part of the Collateral and make it available to Administrative Agent at any place designated by Lender;

(iv) The right to notify postal authorities to change the address for delivery of Borrowers’ mail to an address designated by Administrative Agent and to receive, open and dispose of all mail addressed to any Borrower.

(v) The right to enforce Borrowers’ rights against Account Debtors and other obligors, including, without limitation, (i) the right to collect Accounts directly in Administrative Agent’s own name (as agent for Lenders) and to charge the collection costs and expenses, including attorneys’ fees, to Borrowers, and (ii) the right, in the name of Administrative Agent or any designee of Administrative Agent or Borrowers, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise, including, without limitation, verification of Borrowers’ compliance with applicable Laws. Borrowers shall cooperate fully with Administrative Agent in an effort to facilitate and promptly conclude such verification process. Such verification may include contacts between Administrative Agent and applicable federal, state and local regulatory authorities having jurisdiction over the Borrowers’ affairs, all of which contacts Borrowers hereby irrevocably authorize.

(b) Each Borrower agrees that a notice received by it at least ten (10) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Administrative Agent without prior notice to Borrowers. At any sale or disposition of Collateral, Administrative Agent may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrowers, which right is hereby waived and released. Each Borrower covenants and agrees not to interfere with or impose any obstacle to Administrative Agent’s exercise of its rights and remedies with respect to the Collateral. Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Administrative Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. Administrative Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Administrative Agent sells any of the Collateral upon credit, Borrowers will be credited only with payments actually made by the purchaser, received by Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Administrative Agent may resell the Collateral and Borrowers shall be credited with the proceeds of the sale. Borrowers shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations.

(c) Without restricting the generality of the foregoing and for the purposes aforesaid, each Borrower hereby appoints and constitutes Administrative Agent its lawful attorney-in-fact with full power of substitution in the Collateral, upon the occurrence and during the continuance of an Event of Default, to use unadvanced funds remaining under this Agreement or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Notes, to pay, settle or compromise all existing bills and claims, which may be Liens or security interests, or to avoid such bills and claims becoming Liens against the Collateral; to execute all applications and certificates in the name of such Borrower and to prosecute and defend all actions or proceedings in connection with the Collateral; and to do any and every act which such Borrower might do in its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked.

(d) Solely in connection with the exercise of its rights and remedies hereunder, Administrative Agent and each Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Borrowers’ labels, mask works, rights of use of any name, any other Intellectual Property and advertising matter, and any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Administrative Agent’s exercise of its rights under this Article, Borrowers’ rights under all licenses (whether as licensor or licensee) and all franchise agreements inure to Administrative Agent’s and each Lender’s benefit. Each Borrower irrevocably agrees that Administrative Agent may sell any of such Borrower’s Inventory directly to any person, including without limitation persons who have previously purchased the Borrower’s Inventory from the Borrowers; and in connection with any such sale or other enforcement of Administrative Agent’s rights under this Agreement or any other Financing Document, may sell Inventory which bears any Trademark owned by or licensed to Borrowers and any Inventory that is covered by any copyright owned by or licensed to the Borrowers and Administrative Agent may finish any work in process and affix any trademark owned by or licensed to the Borrowers and sell such Inventory as provided herein. The rights in this Section are in addition to the rights of Administrative Agent or Lender would have under applicable law if it were a person who acquired Inventory or Goods of Borrowers in an unconditional sale from Borrowers (for example under the doctrines of exhaustion, first sale, fair use, nominal use and the like).

ARTICLE 10 - EVENTS OF DEFAULT

Section 10.1 Events of Default.

For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default”:

(a) i) any Borrower shall fail to pay within five (5) days of when due any principal, interest, premium or fee under any Financing Document or any other amount payable under any Financing Document, or (ii) there shall occur any default in the performance of or compliance with any of the following sections of this Agreement: Article 5; Article 6; Sections 4.4 and 4.6; and Section 2.11;

(b) any Credit Party defaults (i) in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 10.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by Administrative Agent within thirty (30) days, or (ii) in the performance of or compliance with Section 4.1 of this Agreement and such default is not remedied by the Credit Party or waived by Administrative Agent within three (3) days;

(c) any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

(d) failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt in excess of $200,000 (other than the Loans) or in respect of any Swap Contract, or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loans) or in respect of any Swap Contract, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Debt, or the counterparty under any such Swap Contract, to cause, Debt or other liabilities having an individual principal amount in excess of $200,000 or having an aggregate principal amount in excess of $200,000 to become or be declared due prior to its stated maturity;

(e) any Credit Party or any Subsidiary of a Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

(f) an involuntary case or other proceeding shall be commenced against any Credit Party or any Subsidiary of a Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days; or an order for relief shall be entered against any Credit Party or any Subsidiary of a Borrower under applicable federal bankruptcy, insolvency or other similar law in respect of (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations, or (iii) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets of such Credit Party or Subsidiary;

(g) (i) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $100,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $100,000;

(h) one or more judgments or orders for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $100,000 shall be rendered against any or all Credit Parties and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (ii) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

(i) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert;

(j) indictment of any Credit Party by any Governmental Authority;

(k) an event of default occurs under any Guarantee of any portion of the Obligations;

(l) any Borrower makes any payment on account of any Debt that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination;

(m) if any Borrower is or becomes an entity whose equity is registered with the SEC, and/or is publicly traded on and/or registered with a public securities exchange, such Borrower’s equity fails to remain registered with the SEC in good standing, and/or such equity fails to remain publicly traded on and registered with a public securities exchange; or

(n) the occurrence of any fact, event or circumstance that could reasonably be expected to result in a Material Adverse Effect, if such default shall have continued unremedied for a period of twenty (20) days after written notice from Administrative Agent.

All cure periods provided for in this Section shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.

Section 10.2 Acceleration and Suspension or Termination of Revolving Loan Commitment. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, and shall if requested by Required Lenders, (a) by notice to Borrower Representative suspend or terminate the Revolving Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto, in whole or in part

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

(and, if in part, such reduction shall be pro rata among the Lenders having a Revolving Loan Commitment Percentage), and/or (b) by notice to Borrower Representative declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Borrowers will pay the same; provided, however, that in the case of any of the Events of Default specified in Section 10.1(e) or 10.1(f) above, without any notice to any Borrower or any other act by Administrative Agent or the Lenders, the Revolving Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto shall thereupon immediately and automatically terminate and all of the Obligations shall become immediately and automatically due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Borrowers will pay the same.

Section 10.3 Cash Collateral. If (a) any Event of Default specified in Section 10.1(e) or 10.1(f) shall occur, (b) the Obligations shall have otherwise been accelerated pursuant to Section 10.2, or (c) the Revolving Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto shall have been terminated pursuant to Section 10.2, then without any request or the taking of any other action by Administrative Agent or the Lenders, Borrowers shall immediately comply with the provisions of Section 2.5(e) with respect to the deposit of cash collateral to secure the existing Letter of Credit Liability and future payment of related fees.

Section 10.4 Default Rate of Interest. At the election of Administrative Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, (a) the Loans and other Obligations shall bear interest at rates that are five percent (5.0%) per annum in excess of the rates otherwise payable under this Agreement, and (b) the fee described in Section 2.5(b) shall increase by a rate that is five percent (5.0%) in excess of the rate otherwise payable under such Section.

Section 10.5 Setoff Rights. During the continuance of any Event of Default, each Lender is hereby authorized by each Borrower at any time or from time to time, with reasonably prompt subsequent notice to such Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender or any of such Lender’s Affiliates at any of its offices for the account of such Borrower or any of its Subsidiaries (regardless of whether such balances are then due to such Borrower or its Subsidiaries), and (b) other property at any time held or owing by such Lender to or for the credit or for the account of such Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Administrative Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Each Borrower agrees, to the fullest extent permitted by law, that any Lender and any of such Lender’s Affiliates may exercise its right to set off with respect to the Obligations as provided in this Section 10.5.

Section 10.6 Application of Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Administrative Agent from or on behalf of such Borrower or any other Guarantor of all or any part of the Obligations, and, as between Borrowers on the one hand and Administrative Agent and Lenders on the other, Administrative Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Administrative Agent may deem advisable notwithstanding any previous application by Administrative Agent, and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Administrative Agent with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding and to provide cash collateral to secure any and all Letter of Credit Liability and future payment of related fees, as provided for in Section 2.5(e); and fifth to any other indebtedness or obligations of Borrowers owing to Administrative Agent or any Lender under the Financing Documents and sixth, to the Obligations owing to any Eligible Swap Counterparty in respect of any Swap Contracts. Any balance remaining shall be delivered to Borrowers or to whoever may be

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

Section 10.7 Waivers.

(a) Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Borrower waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents, the Notes or any other notes, commercial paper, accounts, contracts, documents, Instruments, Chattel Paper and Guarantees at any time held by Lenders on which any Borrower may in any way be liable, and hereby ratifies and confirms whatever Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Administrative Agent’s or any Lender’s taking possession or control of, or to Administrative Agent’s or any Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Administrative Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws. Each Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

(b) Each Borrower for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Administrative Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Borrower, Administrative Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

(c) To the extent that Administrative Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Loans or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Administrative Agent or any Lender of such requirements with respect to any future disbursements of Loan proceeds and Administrative Agent may at any time after such acquiescence require Borrowers to comply with all such requirements. Any forbearance by Administrative Agent or Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Loans, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Notes or as a reinstatement of the Loans or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Administrative Agent’s or any Lender’s acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Administrative Agent’s and such Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other Liens or charges by Administrative Agent as the result of an Event of Default shall not be a waiver of Administrative Agent’s right to accelerate the maturity of the Loans, nor shall Administrative Agent’s receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party’s default in payment of sums secured by any of the Financing Documents.

(d) Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Borrower agrees that if an Event of Default is continuing (i) Administrative Agent and Lenders shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Administrative Agent or Lenders shall remain in full force and effect until Administrative Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

by Borrowers and the Financing Documents and other security instruments or agreements securing the Loans have been foreclosed, sold and/or otherwise realized upon in satisfaction of Borrowers’ obligations under the Financing Documents.

(e) Nothing contained herein or in any other Financing Document shall be construed as requiring Administrative Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of Borrowers’ obligations under the Financing Documents in preference or priority to any other Collateral, and Administrative Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Borrowers’ obligations under the Financing Documents. In addition, Administrative Agent shall have the right from time to time to partially foreclose upon any Collateral in any manner and for any amounts secured by the Financing Documents then due and payable as determined by Administrative Agent in its sole discretion, including, without limitation, the following circumstances: (i) in the event any Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Administrative Agent may foreclose upon all or any part of the Collateral to recover such delinquent payments, or (ii) in the event Administrative Agent elects to accelerate less than the entire outstanding principal balance of the Loans, Administrative Agent may foreclose all or any part of the Collateral to recover so much of the principal balance of the Loans as Lender may accelerate and such other sums secured by one or more of the Financing Documents as Administrative Agent may elect. Notwithstanding one or more partial foreclosures, any unforeclosed Collateral shall remain subject to the Financing Documents to secure payment of sums secured by the Financing Documents and not previously recovered.

(f) To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Administrative Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorize, at the option of Administrative Agent, the foreclosure and sale either separately or together of each part of the Collateral.

Section 10.8 Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party’s obligations under any Financing Documents, Administrative Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section as if this Section were a part of each Financing Document executed by such Credit Party.

Section 10.9 Marshalling. Administrative Agent and Lenders shall have no obligation to marshal any assets in favor of any Credit Party, or against or in payment of any of the other Obligations or any other obligation owed to Administrative Agent or Lenders by any Credit Party.

ARTICLE 11 - AGENT

Section 11.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Administrative Agent to enter into each of the Financing Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as Administrative Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Administrative Agent by the terms thereof, and/or by the terms of any interlender or agency agreement entered into among Administrative Agent and Lenders, together with all such powers as are reasonably incidental thereto. Subject to the terms of the other Financing Documents and/or any such interlender or agency agreement, Administrative Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. The provisions of this Article 11 are solely for the benefit of Administrative Agent and Lenders and neither any Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

functions and duties under this Agreement, Administrative Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Credit Party. Administrative Agent may perform any of its duties hereunder, or under the Financing Documents and/or any such interlender or agency agreement, by or through its agents or employees.

Section 11.2 Right to Perform, Preserve and Protect. If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, Administrative Agent itself may, but shall not be obligated to, cause such obligation to be performed at Borrowers’ expense. Administrative Agent is further authorized by Borrowers and the Lenders to make expenditures from time to time which Administrative Agent, in its reasonable business judgment, deems necessary or desirable to (a) preserve or protect the business conducted by Borrowers and the other Credit Parties, the Collateral, or any portion thereof and/or (b) enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations. Each Borrower hereby agrees to reimburse Administrative Agent on demand for any and all costs, liabilities and obligations incurred by Administrative Agent pursuant to this Section 11.2, together with interest thereon at the applicable default rate hereunder.

ARTICLE 12 - MISCELLANEOUS

Section 12.1 Survival. All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents. The provisions of Section 2.8 and Articles 11 and 12 shall survive the payment of the Obligations (both with respect to any Lender and all Lenders collectively) and any termination of this Agreement and any judgment with respect to any Obligations, including any final foreclosure judgment with respect to any Security Document, and no unpaid or unperformed, current or future, Obligations will merge into any such judgment.

Section 12.2 No Waivers. No failure or delay by Administrative Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any reference in any Financing Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that any Borrower or any other Credit Party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.

Section 12.3 Notices.

(a) All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an assignment agreement or in a notice delivered to Borrower Representative and Administrative Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Administrative Agent and Borrower Representative; provided, however, that notices, requests or other communications shall be permitted by electronic means only in accordance with the provisions of Section 12.3(b) and (c). Each such notice, request or other communication shall be effective (i) if given by facsimile, when such notice is transmitted to the facsimile number specified by this Section and the sender receives a confirmation of transmission from the sending facsimile machine, or (ii) if given by mail, prepaid overnight courier or any other means, when received or when receipt is refused at the applicable address specified by this Section 12.3(a).

(b) Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved from time to time by Administrative Agent, provided, however, that the foregoing shall not apply to notices sent directly to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices by electronic communication. The Administrative Agent or Borrower Representative may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided, however, that approval of such procedures may be limited to particular notices or communications.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, however, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

Section 12.4 Severability. In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 12.5 Amendments and Waivers.

(a) No provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrowers, the Administrative Agent and the Required Lenders; provided that

(i) no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Revolving Loan Commitment, Revolving Loan Commitment Amount or Revolving Loan Commitment Percentage shall be effective as to such Lender without such Lender’s written consent or signature;

(ii) no such amendment, waiver or modification that would affect the rights and duties of Administrative Agent shall be effective without Administrative Agent’s written consent or signature;

(iii) no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Loan (B) postpone the date fixed for, or waive, any payment of principal of any Loan or of interest on any Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment; (C) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (D) release all or substantially all or any material portion of the Collateral, authorize any Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its Guarantee obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be provided in this Agreement or the other Financing Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.5 or the definitions of the terms used in this Section 12.5 insofar as the definitions affect the substance of this Section 12.5; (F) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document or release any Borrower of its payment obligations under any Financing Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement or (G) amend any of the provisions of Section 10.6 or amend any of the definitions Pro Rata Share, Revolving Loan Commitment, Revolving Loan Commitment Amount, Revolving Loan Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F) and (G) of the preceding sentence.

(b) Without limitation of the provisions of the preceding clause (a), no waiver, amendment or other modification to this Agreement shall, unless signed by each Eligible Swap Counterparty then in existence, modify the provisions of Section 10.6 in any manner adverse to the interests of each such Eligible Swap Counterparty.

(c) Administrative Agent shall be entitled, in its sole and absolute discretion, to waive any financial covenant of any Credit Party and to provide its written consent to a proposed Swap Contract.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Section 12.6 Assignments; Participations.

(a) Assignments by Lenders.

(i) Each Lender may at any time assign or grant participations in all or any portion of such Lender’s Loans and interest in the Revolving Loan Commitment, together with all related obligations of such Lender hereunder, but only with the prior written consent of Administrative Agent, provided, that such consent shall not be required in connection with any assignment or granting of a participation by any Lender to an Affiliate of such Lender. If Administrative Agent grants its consent to any such assignment by a Lender, such Lender shall thereupon be released of any further obligations under this Agreement. Each Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(ii) Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at its offices located in Chicago, Illinois a copy of each assignment agreement (assigning a Lender’s interests hereunder) delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Loans owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrowers, Administrative Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by any Borrower and any Lender, at any reasonable time upon reasonable prior notice to Administrative Agent.

(b) Credit Party Assignments. No Credit Party may assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Financing Document without the prior written consent of Administrative Agent and each Lender.

Section 12.7 Headings. Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

Section 12.8 Confidentiality. Administrative Agent and each Lender shall hold all non-public information regarding the Credit Parties and their respective businesses pursuant to the requirements hereof in accordance with such Person’s customary procedures for handling information of such nature, except that disclosure of such information may be made (a) to their respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (b) to prospective transferees or purchasers of any interest in the Loans, and to prospective contractual counterparties (or the professional advisors thereto) in Swap Contracts permitted hereby, provided, however, that any such Persons shall have agreed to be bound by the provisions of this Section 12.8, (c) as required by Law, subpoena, judicial order or similar order and in connection with any litigation, (d) as may be required in connection with the examination, audit or similar investigation of such Person, and (e) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For the purposes of this Section, “Securitization” shall mean a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans. Confidential information shall include only such information identified as such at the time provided to Administrative Agent and shall not include information that either: (i) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (ii) is disclosed to such Person by a Person other than a Credit Party, provided, however, Administrative Agent does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of Administrative Agent and Lenders under this Section 12.8 shall supersede and replace the obligations of Administrative Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Administrative Agent or any Lender prior to the date hereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Section 12.9 Waiver of Consequential and Other Damages. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee (as defined below), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 12.10 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

Section 12.11 WAIVER OF JURY TRIAL. EACH BORROWER, ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Section 12.12 Publication; Advertisement.

(a) Publication. No Credit Party will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Merrill Lynch or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except (i) as required by Law, subpoena or judicial or similar order, in which case the applicable Credit Party shall give Administrative Agent prior written notice of such publication or other disclosure, or (ii) with Merrill Lynch’s prior written consent.

(b) Advertisement. Each Lender and each Credit Party hereby authorizes Merrill Lynch to publish the name of such Lender and Credit Party, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which Merrill Lynch elects to submit for publication. In addition, each Lender and each Credit Party agrees that Merrill Lynch may provide lending industry trade

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, Merrill Lynch shall provide Borrowers with an opportunity to review and confer with Merrill Lynch regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its submission for publication and, following such review period, Merrill Lynch may, from time to time, publish such information in any media form desired by Merrill Lynch, until such time that Borrowers shall have requested Merrill Lynch cease any such further publication.

Section 12.13 Counterparts; Integration. This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile shall bind the parties hereto. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 12.14 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 12.15 Time. Time is of the essence in each Borrower’s and each other Credit Party’s performance under this Agreement and all other Financing Documents.

Section 12.16 Lender Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Administrative Agent or Lenders with respect to any matter that is the subject of this Agreement, the other Financing Documents may be granted or withheld by Administrative Agent and Lenders in their sole and absolute discretion and credit judgment.

Section 12.17 Expenses; Indemnity

(a) Borrowers agree to pay all reasonable legal, audit and appraisal fees and all other reasonable out-of-pocket charges and expenses incurred by Administrative Agent and Lenders (including the fees and expenses of Administrative Agent’s counsel, advisors and consultants) in connection with the negotiation, preparation, legal review and execution of each of the Financing Documents, including but not limited to UCC and judgment lien searches and UCC filings and fees for post-closing UCC and judgment lien searches. In addition, Borrowers shall pay all such reasonable fees and expenses associated with any amendments, modifications and terminations to the Financing Documents following closing.

(b) Borrowers agree to pay all out-of-pocket charges and expenses incurred by Administrative Agent (including the fees and expenses of Administrative Agent’s counsel, advisers and consultants) in connection with the administration of this Agreement and the other Financing Documents and the credit facilities provided hereunder and thereunder, the administration, enforcement, protection or preservation of any right or claim of Administrative Agent, the termination of this Agreement, the termination of any Liens of Administrative Agent on the Collateral, or the collection of any amounts due under the Financing Documents, including any such charges and expenses incurred in connection with any “work-out” or with any proceeding under the Bankruptcy Code with respect to any Credit Party.

(c) Borrowers hereby indemnify and agree to defend (with counsel acceptable to Administrative Agent) and hold harmless Administrative Agent and Lenders, their partners, officers, agents and employees (collectively in the singular, “Indemnitee”) from and against any liability, loss, cost, expense (including reasonable attorneys’ fees and expenses for both in-house and outside counsel), claim, damage, suit, action or proceeding ever suffered or incurred by any Indemnitee or in which an Indemnitee may ever be or become involved (whether as a party, witness or otherwise) (a) arising from any Credit Party’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under the Financing Documents, (b) arising from the breach of any of the representations or warranties contained in any Financing Document, (c) arising by reason of this Agreement, the other Financing Documents or the transactions contemplated hereby or thereby, or (d) relating to claims of any Person with respect to the Collateral; provided, however, Borrower shall not be liable under this Section 12.17(c) to the extent such loss is solely related to Indemnitee’s gross negligence or willful misconduct.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

(d) Notwithstanding any contrary provision in this Agreement, the obligations of Borrowers under this Section 12.17 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWERS OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

Section 12.18 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers and Administrative Agent and each Lender and their respective successors and permitted assigns.

Section 12.19 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manger or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

ALPHATEC HOLDINGS, INC.

By:	/s/ Steven M. Yasbek
Name:	Steven M. Yasbek
Title:	CFO and Vice President

ALPHATEC SPINE, INC.

By:	/s/ Steven M. Yasbek
Name:	Steven M. Yasbek
Title:	CFO and Vice President

NEXMED, INC.

By:	/s/ Steven M. Yasbek
Name:	Steven M. Yasbek
Title:	Treasurer and Vice President

Address:

2051 Palomar Airport Road

Suite 100

Carlsbad, California 92011

Attn: General Counsel and Vice President, Compliance

Facsimile: (760) 431-1624

E-Mail: EGarner@alphatecspine.com

With copies to:

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

666 Third Avenue

New York, NY 10017

Attn: James M. McKnight, Esquire

Facsimile: (212) 983-3115

E-Mail: jmcknight@mintz.com

SIGNATURES CONTINUE ON THE FOLLOWING PAGE

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

AGENT:

MERRILL LYNCH CAPITAL,
a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and a Lender

By:	/s/ Amy Hansen
Name:	Amy Hansen
Title:	Assistant Vice President

Address:

222 N. LaSalle Street, 16th Floor

Chicago, Illinois 60601

Attn: Account Manager for MLC-HCF Alphatec Spine, Inc. transaction

Facsimile: 1-866-251-2944

E-Mail: MLC_HCF_ABL2@ml.com

With copies to:

Merrill Lynch Capital

222 N. LaSalle Street, 16th Floor

Chicago, Illinois 60601

Attn: Group Senior Transaction Attorney, Healthcare Finance

Facsimile Number: (312) 499-3245

Merrill Lynch Capital

7700 Wisconsin Ave., Suite 400

Bethesda, Maryland 20814

Attn: Group Senior Transaction Attorney, Healthcare Finance

Facsimile Number: (866) 341-9053

Blank Rome LLP

One Logan Square

Philadelphia, Pennsylvania 19103

Attn: Lawrence F. Flick, II, Esq.

Facsimile Number: (215) 569-5522

Payment Account Designation:

LaSalle Bank

200 West Monroe

Chicago, IL 60606

ABA #: 071000505

Account Name: MLBFS Healthcare Finance

Account #: 5800395088

Attention: Alphatec Spine, Inc.

SIGNATURES CONTINUE ON THE FOLLOWING PAGE

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

LENDERS:

MERRILL LYNCH CAPITAL,
a division of Merrill Lynch Business Financial Services Inc., as Lender

By:	/s/ Amy Hansen
Name:	Amy Hansen
Title:	Assistant Vice President

Address:

222 N. LaSalle Street, 16th Floor

Chicago, Illinois 60601

Attn: Account Manager for MLC-HCF Alphatec Spine, Inc. transaction

Facsimile: 1-866-251-2944

E-Mail: MLC_HCF_ABL2@ml.com

With copies to:

Merrill Lynch Capital

222 N. LaSalle Street, 16th Floor

Chicago, Illinois 60601

Attn: Group Senior Transaction Attorney, Healthcare Finance

Facsimile Number: (312) 499-3245

Merrill Lynch Capital

7700 Wisconsin Ave., Suite 400

Bethesda, Maryland 20814

Attn: Group Senior Transaction Attorney, Healthcare Finance

Facsimile Number: (866) 341-9053

Blank Rome LLP

One Logan Square

Philadelphia, Pennsylvania 19103

Attn: Lawrence F. Flick, II, Esq.

Facsimile Number: (215) 569-5522

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

ANNEXES, EXHIBITS, RIDERS AND SCHEDULES

ANNEXES

Annex A	Commitment Annex

EXHIBITS

Exhibit A	Reserved
Exhibit B	Compliance Certificate
Exhibit C	Borrowing Base Certificate
Exhibit D	Notice of Borrowing

RIDERS

Regulatory Rider

SCHEDULES
Schedule 3.1	Existence, Organizational ID Numbers, Foreign Qualification, Prior Names
Schedule 3.4	Capitalization
Schedule 3.6	Litigation
Schedule 3.17	Material Contracts
Schedule 3.18	Environmental Compliance
Schedule 3.19	Intellectual Property
Schedule 3.25(a)(ix)	FDA Correspondence
Schedule 3.25(a)(x)	Recalls; Market Withdrawals
Schedule 3.25(b)(ii)	Required Permits
Schedule 4.4	Insurance
Schedule 5.1	Debt; Contingent Obligations
Schedule 5.2	Liens
Schedule 5.7	Investments
Schedule 5.8	Affiliate Transactions
Schedule 5.11	Business Description
Schedule 5.14	Deposit Accounts and Securities Accounts
Schedule 7.4	Post-Closing Obligations
Schedule 9.1	Collateral
Schedule 9.2	Location of Collateral

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Annex A to Credit Agreement (Commitment Annex)

Lender	Revolving Loan Commitment Amount	Revolving Loan Commitment Percentage
Merrill Lynch Capital	$20,000,000	100%
TOTALS	$20,000,000	100%

Exhibit A – Page 1

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Exhibit A to Credit Agreement (Reserved)

Exhibit A – Page 2

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Exhibit B to Credit Agreement (Compliance Certificate)

COMPLIANCE CERTIFICATE

Date:                     ,

This certificate is given by                                 , a Responsible Officer of                                                       (the “Company”), pursuant to that certain Credit and Security Agreement dated as of September             , 2007 among the Company and any additional Borrower that may hereafter be added thereto (collectively, “Borrowers”), Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender and as Administrative Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby certifies to Administrative Agent and Lenders that:

(a) the financial statements delivered with this certificate in accordance with Section 4.1 of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrowers and their Subsidiaries as of the dates and the accounting period covered by such financial statements;

(b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrowers and their Subsidiaries during the accounting period covered by such financial statements;

(c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrowers have taken, are undertaking and propose to take with respect thereto;

(d) Except as noted on Schedule 2 attached hereto, the Credit Agreement contains a complete and accurate list of all business locations of Borrowers and Guarantors and all names under which Borrowers or Guarantors currently conduct business; Schedule 2 specifically notes any changes in the names under which Borrowers or Guarantors conduct business;

(e) Except as noted on Schedule 3 attached hereto, the undersigned has no knowledge of any federal or state tax liens having been filed against the Borrowers, Guarantors or any Collateral;

(f) Except as noted on Schedule 3 attached hereto, the undersigned has no knowledge of any failure of the Borrowers or Guarantors to make required payments of withholding or other tax obligations of the Borrowers or Guarantors during the accounting period to which the attached statements pertain or any subsequent period.

(g) If the Credit Agreement contemplates a lien on the deposit accounts or investment accounts of the Borrowers and/or Guarantors in favor of Administrative Agent, Schedule 4 attached hereto contains a complete and accurate statement of all deposit or investment accounts maintained by Borrowers or Guarantors;

(h) Except as described in the Credit Agreement or in Schedule 5 attached hereto, the undersigned has no knowledge of any current, pending or threatened:

(i) litigation against the Borrowers or Guarantors;

Exhibit B – Page 1

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

(ii) inquiries, investigations or proceedings concerning the business affairs, practices, licensing or reimbursement entitlements of Borrowers or Guarantors;

(iii) default by Borrowers or Guarantors under any material contract to which either of them is a party, including, without limitation, any leases.

(i) Except as noted on Schedule 6 attached hereto, no Borrower has acquired, by purchase, by the approval or granting of any application for registration (whether or not such application was previously disclosed to Administrative Agent by Borrowers) or otherwise, any Intellectual Property that is registered with any United States or foreign Governmental Authority, or has filed with any such United States or foreign Governmental Authority, any new application for the registration of any Intellectual Property, or acquired rights under a license as a licensee with respect to any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person, that has not previously been reported to Administrative Agent on Schedule 3.17 to the Credit Agreement or any Schedule 6 to any previous Compliance Certificate delivered by the Company to Administrative Agent.

(j) Except as noted on Schedule 7 attached hereto, no Borrower or Guarantor has acquired, by purchase or otherwise, any Chattel Paper, Letter of Credit Rights, Instruments, Documents or Investment Property that has not previously been reported to Administrative Agent on any Schedule 7 to any previous Compliance Certificate delivered by Borrower Representative to Administrative Agent.

(k) Except as noted on Schedule 8 attached hereto, no Borrower or Guarantor is aware of any Commercial Tort Claim that has not previously been reported to Administrative Agent on any Schedule 8 to any previous Compliance Certificate delivered by Borrower Representative to Administrative Agent.

(l) Borrower and Guarantor are in compliance with the covenants contained in Article 6 of the Credit Agreement, and in any Guarantee constituting a part of the Financing Documents, as demonstrated by the calculation of such covenants below, except as set forth below; in determining such compliance, the following calculations have been made: [See attached worksheets]. Such calculations and the certifications contained therein are true, correct and complete.

The foregoing certifications and computations are made as of                                 ,              (end of month) and delivered this              day of                     , 20        .

Sincerely,

By
Name
Title

Exhibit B – Page 2

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Schedules to Compliance Certificate

Schedule 1 – Non-Compliance with Covenants

Schedule 2 – Business Locations and Names of Borrowers and Guarantors

Schedule 3 – Unpaid Tax or Withholding Obligations

Schedule 4 – List of all Deposit and Investment Accounts of Borrowers and Guarantors

Schedule 5 – Pending Litigation, Inquiries or Investigations; Defaults under Material Contracts

Schedule 6 – Newly Acquired Intellectual Property and Intellectual Property Licenses

Worksheet(s) for Financial or Other Covenant Calculations

Exhibit B – Page 3

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

EBITDA Worksheet (Attachment to Compliance Certificate)

EBITDA for the applicable measurement period (the “Defined Period”) is defined as follows:

Net income (or loss) for the Defined Period of Borrowers and their Consolidated Subsidiaries, but excluding: (a) the income (or loss) of any Person (other than Subsidiaries of Borrowers) in which Borrowers or any of their Subsidiaries has an ownership interest unless received by Borrower or their Subsidiary in a cash distribution; and (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Borrowers or is merged into or consolidated with Borrowers		$	________
Plus:	Any provision for (or less any benefit from) income and franchise taxes deducted in the determination of net income for the Defined Period		________
	Interest expense, net of interest income, deducted in the determination of net income for the Defined Period		________
	Amortization and depreciation deducted in the determination of net income for the Defined Period		________
	Other non-cash expenses (or less other non-cash gains or income) deducted in the determination of net income for the Defined Period and for which no cash outlay (or cash receipt) is foreseeable prior to the Commitment Expiry Date		________

EBITDA for the Defined Period		$

Exhibit B – Page 4

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Fixed Charge Coverage Ratio Worksheet (Attachment to Compliance Certificate)

Fixed Charge Coverage Ratio for the applicable measurement period (the “Defined Period”) is defined as follows:

Fixed Charges:
Interest expense ($ ), net of interest income ($ ), interest paid in kind ($ ) and amortization of capitalized fees and expenses incurred to consummate the transactions contemplated by the Financing Documents and included in interest expense ($ ), included in the determination of net income of Borrowers and their Consolidated Subsidiaries for the Defined Period (“Total Interest Expense”)		$	_________
Plus:	Any provision for (or less any benefit from) income or franchise taxes included in the determination of net income for the Defined Period *		_________
	Scheduled payments of principal for the Defined Period with respect to all Debt (including the portion of scheduled payments under capital leases allocable to principal and excluding scheduled repayments of Revolving Loans and other Debt subject to reborrowing to the extent not accompanied by a concurrent and permanent reduction of the Revolving Loan Commitment (or equivalent loan commitment))		_________
Operating Cash Flow:
EBITDA for the Defined Period (calculated in the manner required by Section 6.0 of the Compliance Certificate)		$	_________
Less:	Unfinanced capital expenditures for the Defined Period		_________
	To the extent not already reflected in the calculation of EBITDA, other capitalized costs, defined as the gross amount paid in cash and capitalized during the Defined Period, as long term assets, other than amounts capitalized during the Defined Period as capital expenditures for property, plant and equipment or similar fixed asset accounts		_________
Operating Cash Flow		$

Fixed Charge Coverage Ratio (Ratio of Operating Cash Flow to Fixed Charges) for the Defined Period			___ to 1.0
Minimum Fixed Charge Coverage for the Defined Period			1.2 to 1.0
In Compliance			Yes/No

Exhibit B – Page 5

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Minimum Liquidity Worksheet (Attachment to Compliance Certificate)

The Minimum Liquidity requirement for the applicable measurement period (the “Defined Period”) is defined as follows:

Cash and Cash Equivalents	$	_________________
Plus: The Revolving Loan Limit		_________________
Less: Revolving Loan Outstanding		_________________
Total Liquidity	$	_________________
Minimum Liquidity		$2,000,000
In Compliance		Yes/No

Exhibit B – Page 6

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Exhibit C to Credit Agreement (Borrowing Base Certificate)

Exhibit C – Page 1

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Exhibit D to Credit Agreement (Notice of Borrowing)

[BORROWER REPRESENTATIVE]

Date:                     ,

This certificate is given by                                 , a Responsible Officer of                          (“Borrower Representative”), pursuant to Section 2.1(b)(i) of that certain Credit and Security Agreement dated as of                         ,              among                      and                      (“Borrowers”), the Lenders from time to time party thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby gives notice to Administrative Agent of Borrower Representative’s request to on [ date ] borrow $[                    ] of Revolving Loans. Attached is a Borrowing Base Certificate complying in all respects with the Credit Agreement and confirming that, after giving effect to the requested advance, the Revolving Loan Outstandings will not exceed the Revolving Loan Limit.

The undersigned officer hereby certifies that, both before and after giving effect to the request above (a) each of the conditions precedent set forth in Section 7.2 have been satisfied, (b) all of the representations and warranties contained in the Credit Agreement and the other Financing Documents are true, correct and complete as of the date hereof, except to the extent such representation or warranty relates to a specific date, in which case such representation or warranty is true, correct and complete as of such earlier date, and (c) no Default or Event of Default has occurred and is continuing on the date hereof.

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this              day of                     ,             .

By:
Name:
Title:	Authorized Signatory for Borrower Representative

Exhibit D – Page 1

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Schedule 7.4 – Post Closing Requirements

[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Schedule 9.1 – Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following, whether now owned or hereafter created, acquired or arising, and all proceeds and products of the following:

All goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, securities accounts, fixtures, letter of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All of Borrowers’ books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired (the “Excluded Property”), except to the extent that it is necessary under applicable law to have a security interest in any of the Excluded Property in order to have a perfected lien and security interest in and to the “IP Proceeds” defined below: exclusive inbound licenses, or rights in or ownership of any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all IP Proceeds. The term “IP Proceeds” means all accounts, general intangibles, license and royalty fees and other revenues, proceeds, income or rights to payment arising out of or relating to the use, sale, licensing, financing or disposition of any of the Excluded Property (nothing herein implying the secured party’s consent to any such sale, licensing, financing or disposition).

In addition to the foregoing, the Collateral shall exclude the Excluded Collateral.

Pursuant to the terms of a certain negative pledge arrangement with Administrative Agent, each Borrower has agreed not to encumber any of the Excluded Property without Administrative Agent’s prior written consent.

1

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Regulatory Rider

REGULATORY RIDER

This Regulatory Rider (as the same may be amended, supplemented, restated or otherwise modified from time to time, this “Regulatory Rider”) is made a part of and is incorporated by reference into that certain Credit and Security Agreement (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), dated as of September __, 2007, by and among ALPHATEC HOLDINGS, INC. , a Delaware corporation, ALPHATEC SPINE, INC., a California corporation, NEXMED, INC., a California corporation, and any additional Borrower that may thereafter be added to the Credit Agreement (collectively, “Borrowers” and each individually, a “Borrower”), MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, and as Administrative Agent, and the financial institutions or other entities from time to time parties to the Credit Agreement, each as a Lender.

In consideration of the premises and the agreements, provisions and covenants herein contained and in the Credit Agreement, Borrowers, Lenders and Administrative Agent agree as follows:

Section 1 Definitions; Other Definition Provisions. All capitalized terms not otherwise defined in this Rider shall have the meanings given them in the Credit Agreement. The provisions of Section 1.3 of the Credit Agreement shall apply in interpreting this Regulatory Rider.

Section 1.1 Additional Defined Terms. The following additional definitions are hereby appended to Section 1.1 of the Credit Agreement:

“Correction” means repair, modification, adjustment, relabeling, destruction or inspection (including patient monitoring) of a product without its physical removal to some other location; or any plan in response to a state or federal notice of violation or deficiency, such as, without limitation, FDA 483 inspection reports, FDA warning letters, and any plans to implement, monitor and audit ongoing compliance with plans of correction.

“Device Application” means a 510(k) premarket notification or premarket approval (PMA) application, as appropriate, as those terms are defined in the FDCA.

“FDA” means the Food and Drug Administration of the United States of America or any successor entity thereto.

“FDCA” means the Federal Food, Drug, and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq. and all regulations promulgated thereunder.

“Good Manufacturing Practice” means current good manufacturing practices, as set forth in the Quality System Regulation, 21 C.F.R. Part 820, and Current Good Tissue Practice, 21 CFR 1271, Subpart D .

“Market Withdrawal” means a Person’s Removal or Correction of a distributed product which involves a minor violation that would not be subject to legal action by the FDA or which involves no violation, e.g., normal stock rotation practices, routine equipment adjustments and repairs, etc.

“Permits” means all governmental licenses, authorizations, supplier numbers, registrations, permits, device authorizations and approvals, certificates, franchises, qualifications, accreditations, consents, approvals, listings, certificates, product clearances or approvals, marketing authorizations and all other licenses, authorizations, registrations, permits, consents and approvals or exemptions thereto required in connection with the conduct of any Borrower’s or any Subsidiary’s business or to comply with any applicable Laws, including, without limitation, establishment registrations, device listings, Investigational Device Exemptions (IDEs), 510(k) exemptions, 510(k) clearances, PMA approvals, and tissue bank licenses, as those terms are defined in the FDCA and implementing regulations, and those issued by state governments, environmental protection agency permits, and any and all licenses, patents, trademarks and other intellectual property rights necessary for the conduct of any Borrower’s or Subsidiary’s business.

2

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

“Products” means any services provided or products manufactured, sold, developed, tested or marketed by any Borrower or any of its Subsidiaries.

“Recall” means a Person’s Removal or Correction of a marketed product that the FDA considers to be in violation of the laws it administers and against which the FDA would initiate legal action, e.g., seizure.

“Removal” means the physical removal of a device from its point of use to some other location for repair, modification, adjustment, relabeling, destruction, or inspection.

“Required Permit” means a Permit (a) issued or required under Laws applicable to the business of any Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of any Borrower or any of its Subsidiaries or any Device Application (including without limitation, at any point in time, all licenses, registrations, listings, certificates, accreditations, approvals and permits issued by the FDA or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by any Borrower or any of its Subsidiaries as such activities are being conducted by such Person with respect to such Product at such time), and (b) issued by any Person from which any Borrower or any of its Subsidiaries has received an accreditation to include any and all those issued by state governments necessary to the conduct of any Borrower’s or Subsidiary’s business.

“Specified Laws” means all applicable laws relating to the operation of private label and other medical device product distributions, and the possession, control, warehousing, marketing, sale and distribution of medical devices, including without limitation, the Food Drug and Cosmetic Act of 1938 (21 U.S.C. § 801 et seq., Current Good Manufacturing Practices (CGMP) requirements of the Quality System regulation for medical devices, as specified in Title 21, Code of Federal Regulations, Part 820 (21 C.F.R. 820), and Current Tissue Practice (21 CFR 1270 and 1271, Subpart D), the Occupational Health and Safety Act (29 U.S.C. § 651 et seq.), any laws pertaining to the storage and disposal of biomedical and other hazardous waste, and any implementing regulations to any of the foregoing or other applicable state, federal or laws of foreign governments.

“Transport and Disposal Agreement” means an agreement for the transport and disposal of hazardous wastes in accordance with all applicable Laws, as the same may be amended, supplemented, restated, modified or replaced from time to time.

“Stock Recovery” means a Person’s Removal or Correction of a product that has not been marketed or that has not left the direct control of such Person, i.e., the product is located on the premises owned by, or under the control of, such Person and no portion of the lot has been released for sale or use.

Section 2 Additional Representations and Warranties. The following is hereby appended to the Credit Agreement as new Section 3.25:

Section 3.25 Compliance of Products.

(a) Each Borrower and each Subsidiary:

(i) has obtained all Required Permits, or has contracted with third parties holding Required Permits, necessary for compliance with all Laws including the Specified Laws, and all such Required Permits are current and each holder of such Required Permits is in material compliance with the terms and conditions of all such Required Permits;

(ii) has been operating in compliance in all material respects with all reporting and regulatory requirements imposed upon it as well as the Specified Laws, including reporting to FDA and other agencies of product deviations, contamination or of device malfunctions and/or device-related serious injuries or deaths and reporting to FDA of Corrections or Removals, when and as required under the FDCA;

3

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

(iii) has not, and none of its officers, directors, employees, shareholders, their agents or affiliates have, made an untrue statement of material fact or fraudulent statement to the FDA or failed to disclose a material fact required to be disclosed to the FDA, committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991);

(iv) has not received any notice that any Governmental Authority, including the FDA, the Office of the Inspector General of HHS, the United States Department of Justice or any equivalent foreign agency, has commenced or threatened to initiate any action to enjoin a Credit Party, or any of its officers, directors, employees, shareholders, agents or Affiliates, from conducting their respective businesses at any facility owned or used by any of them, or for any material civil penalty, injunction, seizure or criminal action, or which would result in the revocation, transfer, surrender, suspension or other material impairment of any Required Permit;

(v) is not a participant in any federal program whereby any federal, state or local government or quasi-governmental body, agency, board or other authority may have the right to recover funds by reason of the advance of federal funds, including those authorized under the Hill-Burton Act (42 U.S.C. 291, et seq.);

(vi) has not been threatened to be (A) excluded from United States health care programs pursuant to 42 U.S.C. §1320a7 and related regulations, (B) “suspended” or “debarred” from selling products to the United States government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (48 C.F.R. Subpart 9.4), or other applicable laws or regulations, or (C) made a party to any other action by any governmental authority that may prohibit it from selling products to any governmental or other purchaser pursuant to any Law;

(vii) is in material compliance with all Environmental Laws;

(viii) maintains or causes to be maintained a standard of care in the storage, use, transportation and disposal of all Products, medical equipment, medical supplies, medical products, human tissue and medical waste, of any kind and in any form, that is at least comparable to that which exists on the date of this Agreement and that is in conformity in all material respects with all applicable regulations and Laws;

(ix) except as set forth on Schedule 3.25(a)(ix), has not received from the FDA at any time Warning Letters, Form FDA-483 inspection reports, “Untitled Letter,” other correspondence or notice setting forth allegedly objectionable observations or alleged violations of laws and regulations enforced by the FDA, including the FDCA, or any comparable correspondence from any state or local authority responsible for regulating medical device products and establishments, or any comparable correspondence from any foreign counterpart of the FDA, or any comparable correspondence from any foreign counterpart of any state or local authority with regard to any Product or the manufacture, processing, packing, or holding thereof;

(x) except as set forth on Schedule 3.25(a)(x), has not engaged in any Recalls, Market Withdrawals, or other forms of product retrieval from the marketplace of any Products at any time;

(xi) has entered into an agreement with a reputable and qualified Person for the transport and disposal of hazardous wastes pursuant to which such Person has agreed to provide such transport and disposal services at all facilities at which such biomedical wastes and hazardous wastes are

4

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

generated in conformity in all material respects with all applicable regulations and Laws and such Transport and Disposal Agreement remains in full force and effect;

(xii) maintains or causes to be maintained a policy that prevents the exposure of employees or contractors to bloodborne pathogens by prohibiting staff from handling returned or used Product if such Product is not received in a decontaminated manner;

(xiii) has implemented or is causing to be implemented all corrective actions agreed to in response to observations and/or deficiencies noted in any inspection or audit by any Governmental Authority or other licensing organization at each respective facility, including but not limited to the corrective actions outlined in Borrowers’ response to the FDA dated November 26, 2003 to address deficiencies raised in the FDA Form 483 issued to Borrowers on November 18, 2003;

(xiv) conducts sufficient and regular internal quality audits, evaluations of suppliers/contractors, and conducts management review meetings at regularly defined intervals in compliance with Specified Laws;

(xv) has initiated the implementation of a procedure for validation of software according to established procedures governing process and software validation;

(xvi) has ensured that process controls including those dealing with “passivation” are conducted in accordance with documented instructions and standard operating procedures;

(xvii) has implemented a procedure to ensure that periodic inspections of equipment and documentation of those inspections are conducted in accordance with established procedures to ensure adherence to applicable maintenance schedules;

(xviii) has implemented a procedure for the visual inspection of microscopes and other equipment to ensure that schedules for the adjustment, cleaning and other maintenance of equipment are established and implemented;

(xix) has implemented a procedure to perform integrity testing on sterile product sampled from finished goods inventory to include acceptance criteria to be established and documented as well as requirements for remedial action in event of failure;

(xx) has taken all actions necessary to ensure that the procedures inkling work instructions necessary for implementing corrective and preventive actions are complete and implemented;

(xxi) has taken all actions to ensure that the procedure to ensure that equipment is routinely calibrated is complete and that appropriate training is conducted to ensure that these actions are carried out; and

(xxii) has ensured that adequate staff to perform regulatory functions is in place and that all individuals holding responsibility for regulatory functions, in a management or supervisory capacity, possess the requisite experience, training and certifications to carry out their job responsibilities.

(b) With respect to Products:

(i) No Borrower or any Subsidiary of any Borrower has acquired, received, or otherwise transferred any human tissue or organs for valuable consideration for use in human transplantation, in violation of any Law;

(ii) Schedule 3.25 (b)(ii) hereto lists all Required Permits issued by a Governmental Authority in North America relating to a Product and/or the applicable Borrower’s manufacture, sale, development, testing or marketing thereof maintained by Borrowers as of the Closing Date, together with

5

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

the applicable Product category corresponding to the Required Permits. Borrowers have delivered to Administrative Agent on or prior to the Closing Date copies of all such Required Permits. If, after the Closing Date, any Borrower acquires or renews any Required Permit issued by a Governmental Authority in North America relating to a Product and/or the applicable Borrower’s manufacture, sale, development, testing or marketing thereof issued, such Borrower shall promptly deliver a copy of such new or renewed Required Permit along with a copy of an amended and restated Schedule 3.25 (b)(ii);

(iii) Each Product commercially distributed within the past 12 months is not adulterated or misbranded within the meaning of the FDCA;

(iv) Each Product is not an article prohibited from introduction into interstate commerce under the provisions of Sections 510(k) or 515 of the FDCA;

(v) Each Product has been and/or shall be manufactured, imported, possessed, owned, warehoused, marketed, promoted, sold, labeled, furnished, distributed and marketed in accordance with all applicable Permits and Laws, including but not limited to the FDCA;

(vi) Each Product has been and/or shall be designed and manufactured in accordance with Good Manufacturing Practice as defined in the Quality System Regulation 21 C.F.R. Part 820 and Current Good Tissue Practice, 21 CFR Part 1271 (Subpart D);

(vii) Without limiting the generality of Section 3.25(a)(i) above, with respect to any Product being tested or manufactured by any Borrower or any Subsidiary of any Borrower, such Person has received, and such Product shall be the subject of, all Required Permits needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of such Person, and such Person has not received any notice from any applicable Government Authority, including the FDA, that such Government Authority is conducting an investigation or review of (A) such Person’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of Laws (including healthcare laws) and/or the Required Permits related to the manufacture of such Product, or (B) any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product by such Person should cease;

(viii) Without limiting the generality of Section 3.25(a)(i) above, with respect to any Product marketed or sold by any Borrower or any Subsidiary of any Borrower, such Person shall have received, and such Product shall be the subject of, all Required Permits needed in connection with the marketing and sales of such Product as currently being marketed or sold by such Person, and such Person has not received any notice from any applicable Governmental Authority, including the FDA, that such Governmental Authority is conducting an investigation or review of any such Required Permit or approval or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace; and

(ix) Borrowers and their Subsidiaries have not experienced any significant failures in their manufacturing of any Product such that the amount of such Product successfully manufactured by them in accordance with all specifications thereof and the Required Payments related thereto in any month shall decrease significantly with respect to the quantities of such Product produced in the prior month.

(c) Neither the execution nor performance by any Borrower or any of its Subsidiaries of any Financing Documents or other Operative Documents, nor the exercise of any remedies by any party thereunder, will adversely affect any of the Required Permits.

6

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

Section 3 Additional Affirmative Covenants. The following is hereby appended to the Credit Agreement as new Section 4.15:

Section 4.15 Covenants Regarding Products and Compliance with Required Permits.

(a) Without limiting the generality of Section 4.5, in connection with the development, testing, manufacture, marketing or sale of each and any Product by any Borrower or any of its Subsidiaries, such Person shall comply with all Required Permits at all times issued by any Government Authority, including the FDA, with respect to such development, testing, manufacture, marketing or sales of such Product by such Person as such activities are at any such time being conducted by such Person, including the timely filing (after giving effect to any extension duly obtained) of all notifications, reports, submissions, Required Permit renewals, cost reports and other reports of every kind whatsoever required by Laws (which reports shall be materially accurate and complete in all respects and not misleading in any respect and shall not remain open or unsettled) and shall operate in a manner such that the Required Permits remain in full force and effect.

(b) Without limiting the generality of Section 4.12, Borrowers shall immediately and in any case within three (3) Business Days give written notice to Administrative Agent upon any Borrower or any of its Subsidiaries becoming aware that any of the representations and warranties set forth in this Regulatory Rider with respect to any Product have become incorrect in any respect (provided that, for the avoidance of doubt, the giving of such notice shall not cure or result in the automatic waiver of any Default or Event of Default that may have resulted from such breach of such representation or warranty).

(c) Borrowers and their Subsidiaries shall maintain in full force and effect an agreement for the transport and disposal of hazardous wastes with respect to all facilities at which such waste is generated.

(d) Borrowers and their Subsidiaries shall maintain or cause to be maintained a policy that prevents the exposure of employees or contractors to bloodborne pathogens by prohibiting staff from handling returned or used Product if such Product is not received in a decontaminated manner.

(e) Borrower and their Subsidiaries shall maintain or cause to be maintained all corrective actions agreed to in response to observations and/or deficiencies noted in any inspection or audit by any Governmental Authority or other licensing organization at each respective facility.

(f) Borrowers and their Subsidiaries shall conduct ongoing sufficient and regular internal quality system audits, evaluations of suppliers/contractors, and conduct management review meetings at defined intervals adequate to achieve material compliance in accordance with Specified Laws.

(g) Borrowers and their Subsidiaries shall maintain or cause to be maintained a procedure for validation of software according to established procedures government process and software validation in accordance with Specified Laws.

(h) Borrowers and their Subsidiaries shall maintain or cause to be maintained process controls including those dealing with “passivation” in accordance with documented instructions and standard operating procedures and in material compliance with Specified Laws.

(i) Borrowers and their Subsidiaries. shall maintain or cause to be maintained procedures to ensure that periodic inspections of equipment and documentation of those inspections are conducted to ensure adherence to applicable maintenance schedules and in material compliance with Specified Laws.

(j) Borrowers and their Subsidiaries . shall maintain or cause to be maintained procedures for the visual inspection of microscopes and other equipment to ensure that schedules for the adjustment, cleaning and other maintenance or equipment in material compliance with Specified Laws.

(k) Borrowers and their Subsidiaries shall maintain or cause to be maintained procedures for integrity testing on sterile products sampled from finished goods inventory to include acceptance criteria as well as remedial action. in event of failure in material compliance with Specified Laws.

7

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

(l) Borrowers and their Subsidiaries shall maintain or cause to be maintained actions necessary to ensure that procedures for implementing corrective and preventive actions are complete and are implemented in material compliance with Specified Laws.

(m) Borrowers and their Subsidiaries shall maintain or cause to be maintained procedures to define the control of environmental conditions to include microbial sampling every two weeks in accordance with established procedures and Specified Laws.

(n) Borrowers and their Subsidiaries shall maintain or cause to be maintained all actions to ensure that procedures to ensure that equipment is routinely calibrated is complete and that appropriate training is conducted to ensure that these actions are carried out in material compliance with Specified Laws.

(o) Borrowers and their Subsidiaries shall maintain adequate staffing of regulatory personnel with the requisite experience, training and certifications to carry out their job responsibilities in compliance with Specified Laws.

Section 4 Additional Negative Covenants. The following sections are hereby appended to the Credit Agreement as new Section 5.16 and new Section 5.17:

Section 5.16 Covenants Regarding Required Permits. No Credit Party shall (a) suffer or permit to occur (i) any transfer of a Required Permit or rights thereunder to any Person (other than a Borrower or Administrative Agent); or (ii) any rescission, withdrawal, revocation, termination, amendment or modification of or other alteration to the nature, tenor or scope of any Required Permit except for any such amendment, modification or other alteration the effect of which is to expand such Person’s business and which does not have a Material Adverse Effect and does not materially adversely affect the Administrative Agent’s rights and remedies with respect to the Collateral; or (b) rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of the Required Permits.

Section 5.17 Human Tissue or Organs. No Credit Party shall acquire, receive, or otherwise transfer any human tissue or organs for valuable consideration for use in human transplantation in violation of any Law.

Section 6 Events of Default. In addition to the events listed in Section 10.1, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default” under the Credit Agreement:

(a) the institution of any proceeding by FDA or similar Governmental Authority to order the withdrawal of any Product or Product category from the market or to enjoin the manufacturing, marketing, selling or distributing any Product or Product category if the same could be reasonably expected to have a Material Adverse Effect;

(b) the institution of any action or proceeding by any FDA or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Required Permit held by any Borrower or any Subsidiary of any Borrower or any representative of such Person if the same could reasonably be expected to have a Material Adverse Effect;

(c) the commencement of any enforcement action against any Borrower or any Subsidiary of any Borrower by FDA or any other Governmental Authority if such enforcement action could reasonably be expected to have a Material Adverse Effect;

(d) the recall of any Product from the market, the voluntary withdrawal of any Product from the market, or actions to discontinue the sale of any Product, if the same could reasonably be expected to have a Material Adverse Effect;

8

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

(e) the termination of any agreements with manufacturers that supply any Product or any components of any Product or any changes to any agreements with manufacturers that supply any Product or any components of any Product that could reasonably be expected to have a Material Adverse Effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

9

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an instrument executed and delivered under seal, the undersigned have executed this document under seal as of the date of the Credit Agreement.

BORROWERS:

ALPHATEC HOLDINGS, INC.

By:
Name:
Title:

ALPHATEC SPINE, INC.

By:
Name:
Title:

NEXMED, INC.

By:
Name:
Title:

AGENT:

MERRILL LYNCH CAPITAL,

a division of Merrill Lynch Business Financial Services Inc.,

as Administrative Agent and a Lender

By:
Name:
Title:

LENDERS:

MERRILL LYNCH CAPITAL,

a division of Merrill Lynch Business Financial Services Inc.,

as Lender

By:
Name:
Title:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the

Commission pursuant to the Company’s application requesting confidential treatment under Rule

24b-2 of the Securities Exchange Act of 1934.